Exhibit 10.17

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of April 9, 2018, by and between THERAKOS, INC., a Florida corporation, as sublandlord (“Sublandlord”), and VERRICA PHARMACEUTICALS, INC., a Delaware corporation, as subtenant (“Subtenant”).

WHEREAS, Sublandlord, as Tenant, and D-Town Associates, as Landlord (“Landlord”), entered into that certain Lease Agreement dated February 5, 2013 (“Original Prime Lease”), as amended by that certain First Amendment to Lease Agreement dated May 21, 2013 (the “First Amendment”) and that certain Second Amendment to Lease Agreement dated September 19, 2013 (the “Second Amendment”; and collectively, the “Prime Lease”) for approximately 29,192 rentable square feet of space (the “Premises”) consisting of (i) 13,826 rentable square feet on the third floor, (ii) 13,997 rentable square feet of space on the second floor (the “Second Floor Space”), and (iii) 1,369 square feet of storage space in the building located at 10 North High Street, West Chester, Pennsylvania (the “Building”), which Premises and Building are more particularly described in the Prime Lease.

WHEREAS, under the terms and conditions of this Sublease, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, a portion of the Premises, which portion contains approximately 4,962 square feet of space located on the second floor of the Building (the “Sublease Space”), which Sublease Space is more particular shown on Exhibit A, attached hereto.

WHEREAS, any capitalized terms used but not otherwise defined in this Sublease shall have the meanings set forth in the Prime Lease.

NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, and the mutual agreements herein contained, Sublandlord and Subtenant agree as follows:

1. Sublease Demise.

(a) On the terms and conditions of this Sublease and subject to receipt by Sublandlord of Landlord’s Consent (hereinafter defined), Sublandlord hereby subleases and demises to Subtenant, and Subtenant hereby takes and subleases from Sublandlord, the Sublease Space on the terms and conditions and subject to the provisions set forth herein. Sublandlord and Subtenant stipulate that the number of square feet of rentable area in the Sublease Space set forth herein is conclusive and shall be binding upon Sublandlord and Subtenant.

(b) Subtenant acknowledges and agrees that the Sublease Space is not demised separately from the Premises. Subtenant agrees not to use any space located outside of the Sublease Space. If at any time before the expiration date or earlier termination of this Sublease, Landlord or any governmental body or agency having jurisdiction over the Building determines that the failure to separately demise the Premises and the Sublease Space is in violation of any applicable laws, then Sublandlord has the option to terminate this Sublease by providing written notice to Subtenant. Sublandlord, at its sole option and without any obligation, reserves the right to undertake and perform work to demise the Sublease Space from the Premises (the “Demising Work”) at any time during the Sublease Term (defined below). Subtenant shall provide

Sublandlord with access and otherwise cooperate with Sublandlord in connection with Sublandlord undertaking the Demising Work in the Sublease Space, and Subtenant agrees not to interfere with, hinder or delay the undertaking of the Demising Work. Subtenant also acknowledges and agrees that such Demising Work may involve certain inconveniences or disruption to Subtenant’s use of the Sublease Space, that Subtenant will be occupying the Sublease Space during the performance of the Demising Work, and that Sublandlord shall be permitted to construct the Demising Work during normal business hours; provided, however, that Sublandlord shall exercise reasonable efforts to minimize the inconveniences and disruption to Subtenant’s use of the Sublease Space. Subtenant agrees that, subject to Sublandlord’s compliance with the terms hereof, Subtenant shall have no claim against Sublandlord relating to any inconvenience or disruption to Subtenant’s business or use of the Sublease Space in connection with any Demising Work, that the Demising Work shall not constitute a constructive eviction, and that the Rent payable under this Sublease shall not be abated or otherwise affected during or as a result of the construction of the Demising Work.

2. Sublease Term. The term of this Sublease (“Sublease Term”) shall commence on the later of (i) March 20, 2018, or (ii) the date of Landlord’s Consent (such later date, the “Commencement Date”). The Sublease Term shall expire on May 31, 2021 (the “Expiration Date”), unless sooner terminated in accordance with the terms of this Sublease. Notwithstanding anything herein to the contrary, if the Prime Lease expires or terminates at any time during the Sublease Term, then this Sublease shall also terminate automatically on the date of the Prime Lease expiration or termination.

3. Expansion Option; Right of First Refusal; Termination Notice.

(a) Expansion Option.

(i) Subject to the Conditions (hereinafter defined), Subtenant may sublease all (but not less than all) of the Expansion Space (defined below). If Subtenant desires to sublease the Expansion Space, then Subtenant must send written notice to Sublandlord and all of the Conditions must be satisfied as of the date of such notice. As used herein, the “Conditions” are as follows: (i) Sublandlord has not subleased, licensed or otherwise granted any other entity the right to occupy or use the Second Floor Space; (ii) no default by Subtenant exists; (iii) the Prime Lease is still in effect with respect to the Expansion Space; and (iv) Sublandlord has not received an Offer (defined below) or sent a Termination Notice (defined below). As used herein, the “Expansion Space” means the portion of the Second Floor Space that is not included within the Sublease Space, which portion contains 9,097 rentable square feet of space.

(ii) If Subtenant effectively exercises its option for the Expansion Space, then (a) possession of the Expansion Space shall be delivered to Tenant in an “AS-IS” condition, and (b) Subtenant and Sublandlord shall execute an amendment to this Sublease documenting that the Expansion Space is part of the Sublease Space and that the size of the Sublease Space shall be increased by the rentable square feet in the Expansion Space. The Expansion Space shall be subleased on the same terms and conditions as set forth in this Sublease, including that the Basic Rent for the Expansion Space shall be at the same Monthly Rate per square foot of the Sublease Space as then applicable to the Sublease Space. Subtenant shall have no further right to expand the Sublease Space.

(iii) If Subtenant is unable to exercise its right hereunder (including without limitation because the Conditions are not satisfied), then such right shall lapse, and Sublandlord may lease all or a portion of the Expansion Space to third parties on such terms as Sublandlord may elect. In no event shall Sublandlord be obligated to pay a commission with respect to the Expansion Space leased by Subtenant, and Subtenant shall indemnify Sublandlord against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Subtenant. Subtenant’s rights under this section shall terminate if (A) this Sublease or Subtenant’s right to possession of the Sublease Space is terminated, (B) Subtenant assigns any of its interest in this Sublease or sublets any portion of the Sublease Space, or (C) Sublandlord determines, in its sole but reasonable discretion, that Subtenant’s financial condition or creditworthiness has materially deteriorated since the date of this Sublease, or (D) Sublandlord receives an Offer.

(b) Right of First Offer; Termination Notice. Notwithstanding anything in this Sublease to the contrary, if Sublandlord receives an offer from an unrelated third party to sublease (the “Offer”) all of the Second Floor Space or a portion of the Second Floor Space that exceeds the size of the then-current Sublease Space (the “Offer Space”), then Sublandlord has the right to terminate this Sublease by providing written notice to Subtenant (the “Termination Notice”). The Termination Notice shall (i) describe the portion of the Second Floor Space covered by the Offer, (ii) state the date on which the term under the Offer will commence, (iii) state the date on which this Sublease will terminate, which date shall not be earlier than forty-five days after the date of the Termination Notice, and (iv) state the rent and the length of the term of sublease for the Offer Space. Upon receipt of such Termination Notice, Subtenant has the option to continue this Sublease by increasing the Sublease Space to include the entire Offer Space at the same monthly rate per square foot as set forth in the Offer and, otherwise, on the same terms and conditions as set forth herein. If Subtenant desires to exercise such option, then Subtenant must exercise such offer only by delivering to Sublandlord, not more than seven days after the date of the Termination Notice, written notice stating that Subtenant accepts the Offer to sublease the Offer Space at the same monthly rate per square foot as set forth in the Offer and, otherwise, on the same terms and conditions as set forth herein. If Sublandlord does not timely receive notice from Subtenant exercising such option, then (i) the option will terminate and be of no further force or effect, and Subtenant shall be irrevocably deemed to have waived its option under this section; and (ii) the Expiration Date will be revised to the termination date specified by Sublandlord in the Termination Notice, which date shall not be less than forty five days after the Termination Notice. If Subtenant fails to vacate and surrender the Sublease Space on or before the Expiration Date in the condition required by this Sublease, then Subtenant shall be in holdover.

4. Rent. Commencing on the Commencement Date, Subtenant shall pay Basic Rent (as defined in Section 4(a) below), Additional Rent (as defined in Section 4(b) below), and any other amounts due and owing from Subtenant to Sublandlord (collectively, “Rent”) in accordance with the terms and conditions of this Sublease.

(a) Basic Rent. During the Sublease Term, Subtenant covenants and agrees to pay to Sublandlord basic rent in the following amount (“Basic Rent”):

Time Period	Annual Amount of Basic Rent*	Monthly Amount of Basic Rent**	Monthly Rate per square foot in Sublease Space**
Commencement Date – Sublease Month 12	$133,974.00	$11,164.50	$27.00
Sublease Month 13 – Sublease Month 24	$136,653.48	$11,387.79	$27.54
Sublease Month 25 – Sublease Month 36	$139,382.58	$11,615.22	$28.09
Sublease Month 37 – Expiration Date	$142,161.30	$11,846.78	$28.65

*	The Annual Amount of Basic Rent is shown annualized even if the applicable period is more or less than twelve months.
**	The Monthly Amount of Basic Rent and Monthly Rate per square foot in Sublease Space are shown for full monthly periods even if only a portion of a given month is included in the Sublease Term and the rent for such month is to be prorated as set forth below.

As used herein, “Sublease Month” means each calendar month of the Sublease Term; provided, however, that if the Commencement Date shall occur on a day that is not the first day of a calendar month, then (i) the initial Sublease Month shall refer only to that partial calendar month included in the Sublease Term; and (ii) Basic Rent for such partial calendar month shall be paid by Subtenant on a pro rata basis (prorated based upon the actual number of days of the calendar month that are within the Sublease Term).

(b) Additional Rent. Notwithstanding anything herein to the contrary, it is acknowledged and agreed by Sublandlord that other than Basic Rent, Subtenant has no obligation or liability to pay any Operating Expenses or Operating Expense Charges under the Prime Lease, provided that Subtenant shall be responsible for the following: (i) any costs incurred for the Sublease Space for additional services or above-standard services provided by Landlord under Section 9 of the Original Prime Lease (it being understood that if any such additional services or above-standard services are provided at the request of Sublandlord or another subtenant of Sublandlord, Subtenant shall not be responsible for any payment therefor), (ii) any of Subtenant’s telephone, internet or other telecommunications costs, including any set-up costs for such services, (iii) costs for any approved alterations to the Sublease Space that are made at the Subtenant’s request, and (iv) any other charges incurred at the request or through the actions of Subtenant under the Prime Lease other than any such charges included in the Operating Expenses or Operating Expense Charges under the Prime Lease (collectively, “Additional Rent”). Basic Rent and Additional Rent are referred to collectively as “Rent”.

(c) Payment. Subtenant shall pay Basic Rent to Sublandlord in advance and without notice, on the first day of each and every month during the Sublease Term, without set off or deduction. Subtenant shall pay to Sublandlord the Additional Rent payments for which Subtenant is responsible under this Sublease within thirty (30) days after submission of an invoice by Sublandlord to Subtenant. Rent shall be sent to the following address: 675 McDonnell Blvd., Building 10, Hazelwood, Missouri 63042, Attention: Real Estate Department and Spencer Douglas or such other address as Sublandlord may designate in writing. Simultaneously with Subtenant’s execution of this Sublease, Subtenant shall deliver to Sublandlord the amount of $11,164.50 (the “First Month Rent”), which shall be applied to the first $11,164.50 of Basic Rent payments. If the Commencement Date is not the first day of a month, then Basic Rent for the partial month commencing as of the Commencement Date shall be prorated as set forth above (the “Partial Month Rent”), and such Partial Month Rent shall be deducted from the First Month Rent, with the balance of the First Month Rent being applied against the Basic Rent due for the following month.

(d) Late Fee and Interest. If Subtenant shall fail to pay, within five (5) days of when due, any Rent, then Subtenant shall pay with the next installment a late charge equal to five percent (5%) of the late Rent, which shall in no event be less than $200.00. Except as set forth herein, Subtenant shall not have any grace periods for late payments unless expressly granted by Sublandlord. Unless so granted, the additional five percent (5%) shall be automatically due and owing to Sublandlord. In addition, all past-due payments required of Subtenant hereunder that are more than twenty (20) days past due shall bear interest from the date that is twenty (20) days after the date due until paid at the lesser of the rate of fifteen percent (15%) per annum or the maximum lawful rate of interest. In no event, however, shall the charges permitted under this Sublease exceed the maximum lawful rate of interest.

5. Security Deposit. To secure the faithful performance by Subtenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, observed and performed, simultaneously with Subtenant’s execution of this Sublease, Subtenant shall deliver to Sublandlord a security deposit in the amount of $11,164.50 (the “Security Deposit”). If Subtenant defaults with respect to any provision of this Sublease, including without limitation the payment of any Rent, then Sublandlord may use, apply, draw upon or retain all or any part of the Security Deposit to the extent necessary for the payment of any rent, or to compensate Sublandlord for any other loss, cost or damage that Sublandlord may suffer by reason of Subtenant’s default. If any portion of the Security Deposit is so used, applied, or drawn upon as permitted in accordance with the terms hereof, then Subtenant shall, within 10 days after notice thereof, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Subtenant’s failure to do so shall be an automatic Event of Default under this Sublease without any additional notice. Sublandlord shall not, unless otherwise required by law, be required to keep the Security Deposit separate from its general funds, nor pay interest to Subtenant. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof (if any) shall be returned to Subtenant (or to the last transferee of Subtenant’s interest hereunder) after the Expiration Date (or sooner termination of this Sublease), provided that Subtenant vacates the Sublease Space in accordance with this Sublease and Subtenant surrenders possession thereof to Sublandlord in the condition required under this Sublease.

6. Condition of Sublease Space. Subtenant agrees that, except as otherwise expressly set forth in Section 15, the Sublease Space shall be taken “AS IS”, with “ALL FAULTS” and “WITHOUT ANY REPRESENTATION OR WARRANTIES”. Sublandlord shall not be required to perform any demolition work, improvement work or tenant-finish work in the Sublease Space or to provide any allowances therefor. Subtenant hereby acknowledges and agrees that it has investigated and inspected the condition of the Sublease Space and the suitability of same for Subtenant’s purposes. Subtenant hereby waives and disclaims any objection or cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of, the physical condition of the Sublease Space or the suitability of same for Subtenant’s purposes. Subtenant acknowledges that neither Sublandlord nor any agents or employees of Sublandlord has made any representations or warranties with respect to the physical condition of the Sublease Space or with respect to the suitability of the same for Subtenant’s purposes. Subtenant expressly represents and warrants that Subtenant has relied solely on its own investigation and inspection of the Sublease Space in its decision to enter into the Sublease and let the Sublease Space in its “AS IS” condition. Any approved alterations or work performed in the Sublease Space shall be done at Subtenant’s sole cost and expense and shall be performed in a good and workmanlike manner and in compliance with all applicable law, building codes, and regulations. Throughout the Sublease Term, Subtenant shall, at its sole cost and expense, maintain the Sublease Space in good condition and repair, and shall promptly perform all necessary repairs and replacements to the extent required of Sublandlord with respect to the Sublease Space under the Prime Lease. If Subtenant fails to make any such repairs or replacements promptly, then Sublandlord has the right to make such repairs or replacements following ten business days’ notice to Subtenant and such expense shall be collectible as Additional Rent and be paid by Subtenant within thirty days of a bill therefor.

7. Use. Under the terms and conditions of the Prime Lease, Subtenant will use and occupy the Sublease Space only for general office use. Subtenant covenants not to use the Sublease Space for any other purpose whatsoever, and not to use or occupy (or suffer or permit the use or occupancy of) the Sublease Space or any part thereof in any manner which, in Landlord’s or Sublandlord’s judgment, might adversely affect or interfere with or be contrary to: (i) any services required to be furnished by Landlord, or (ii) the proper and economical rendition of any such service, or (iii) the use or enjoyment of any part of the Building by Landlord, Sublandlord, or any other tenant, subtenant or occupant, or (iv) the terms and conditions of the Prime Lease. Subtenant shall ensure that its use complies with all governmental regulations and zoning requirements and with the Prime Lease. Subtenant shall comply with all laws relating to the use, condition, access to, and occupancy of the Sublease Space, including without limitation obtaining all required licenses and permits for Subtenant to conduct business at the Sublease Space. Sublandlord hereby grants to Subtenant (a) the right to receive all of the services and benefits with respect to the Sublease Space that are provided by Landlord to Sublandlord under subsections (A), (B), (C), (D), and (E) of Section 8 of the Original Prime Lease and under Section 9 of the Original Prime Lease, and (b) Sublandlord’s right to use the common areas in the Building as provided by Landlord under Section 2 of the Original Prime Lease.

8. Prime Lease.

(a) Incorporation. A copy of the Prime Lease is attached hereto as Exhibit B. Subtenant hereby assumes and agrees to perform all of the obligations of Tenant under the Prime Lease with respect to the Sublease Space, accruing or payable during the Sublease Term in the manner and time required under the Prime Lease; provided, however, that Subtenant shall not assume or be responsible for any of Sublandlord’s payment obligations under the Prime Lease, except as expressly set forth in Section 4(b) above. Except as otherwise set forth below, and to the extent consistent with the provisions of this Sublease, the terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated by reference as if set forth at length herein on the following basis: The term “Landlord” in the Prime Lease shall refer to Sublandlord under this Sublease, its successors and assigns; the term “Tenant” therein shall refer to Subtenant under this Sublease, its permitted successors and assigns; the term “Lease” therein shall refer to this Sublease; the term “Commencement Date” shall refer to the Commencement Date under this Sublease; the term “Term” therein shall refer to the Sublease Term under this Sublease; and the term “Premises” therein shall refer to the Sublease Space under this Sublease. Subtenant covenants with Sublandlord to observe, perform and be bound by each and every provision of the Prime Lease as applicable to the Sublease Space or Sublandlord to the same manner and extent as if such provisions were contained in this Sublease, other than the payment obligations of Sublandlord to the Landlord thereunder (except as set forth in Section 4(b) of this Sublease). Notwithstanding anything herein to the contrary, the following portions of the Prime Lease are not incorporated into this Sublease: Original Prime Lease: Sections 1; 2; 3; 4; 5; 6; 7; 8 (except the third paragraph, which is incorporated); 10D; 11; the last sentence of 14, and the following is inserted in its place: “For purposes of this Section 14, “minor improvements” shall be defined as those improvements costing no more than $2,000.00”; the second paragraph of 18; 19; 21 (except the first sentence, which is incorporated); the third sentence of 26; 29; 30; 31; and 33D; and the entire First Amendment and Second Amendment.

(b) Any reference in the Prime Lease to the obligations assumed by Subtenant hereunder that accrue during the Sublease Term shall survive and extend beyond the termination of this Sublease. This Sublease is subject to the terms, covenants, agreements, provisions, and conditions of the Prime Lease; and the expiration or termination of the Prime Lease shall automatically cause a termination of this Sublease. Notwithstanding anything herein to the contrary, Subtenant acknowledges and agrees that Subtenant has no right or option to exercise Sublandlord’s renewal option(s), expansion option, termination option, right of first refusal, reduction option or any other preferential rights, if any, set forth in the Prime Lease. Further, for so long as this Sublease is in full force and effect and an Event of Default by Subtenant has not occurred hereunder, Sublandlord acknowledges and agrees that it shall not exercise any options to extend the term of the Prime Lease granted to it under the Prime Lease.

(c) Tenant’s Obligations. Except as otherwise expressly provided herein, Subtenant shall perform each and every affirmative covenant and obligation of the “Tenant” under the Prime Lease with respect to the Sublease Space (and refrain from performing any act that is prohibited by any of the negative covenants of the Prime Lease) as and when the same shall be required to be performed, where such obligation to perform (or refrain from performing) is (A) set forth in an express provision of this Sublease or (B) by its nature imposed upon the party then in possession of the Sublease Space; provided, however, that this Section 8(c) shall not apply to Sublandlord’s payment obligations set forth in the Prime Lease except to the extent expressly provided in Section 4(b) above.

(d) Consent. If the consent or approval of Landlord is required under the Prime Lease, then the consent or approval of both Landlord and Sublandlord shall be required under this Sublease. In determining whether to grant or withhold any consent or approval hereunder, Sublandlord may expressly condition the same upon the consent or approval of Landlord. If Subtenant requests the consent of Sublandlord under any provisions of this Sublease, then Subtenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Sublandlord for any and all reasonable costs and expenses incurred by Sublandlord in connection therewith, including without limitation reasonable attorneys’ fees and amounts charged by Landlord.

(e) Indemnification Under Prime Lease. Any provisions in the Prime Lease requiring indemnification by Sublandlord of Landlord (and its partners, shareholders, officers, directors, affiliates, agents, employees and contractors) with respect to the Sublease Space or Subtenant’s use of the Sublease Space or releasing Landlord from liability shall be deemed an indemnification or release, as applicable, running from Subtenant to both Landlord and Sublandlord (and their partners, shareholders, officers, directors, affiliates, agents, employees and contractors). Each and every indemnification set forth in this Sublease, or incorporated into this Sublease from the Prime Lease, shall survive the expiration or earlier termination of the Sublease Term.

(f) Time Limits. Wherever there are time limits contained in the Prime Lease (i) calling or allowing for the service of notice by the Tenant thereunder, (ii) pertaining to events of default by the Tenant thereunder, or (iii) within which the Tenant thereunder must perform any act or observe any term, covenant or condition thereunder, the same shall be deemed amended for the purposes of this Sublease to provide for time limits of 3 days less and deadlines that are 3 days earlier than those provided for in the Prime Lease.

(g) Landlord Obligations, Representations, and Warranties; Prime Lease Services. Any covenant, representation, warranty, or other undertaking of Landlord in the Prime Lease shall not be deemed to be made by, or otherwise constitute an obligation of, Sublandlord under this Sublease. Sublandlord has no duty to perform any obligations of Landlord that are, by their nature, the obligation of an owner or manager of real property (including without limitation any obligation to provide utilities as contemplated in Sections 8A and 9 of the Original Prime Lease or any obligation to make repairs to the Building or Sublease Space as contemplated in the Prime Lease (including without limitation Section 8 of the Original Prime Lease)). Sublandlord has no responsibility or liability to Subtenant for any default, failure, or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Prime Lease. In addition, no such default, failure, or delay by Landlord shall affect this Sublease or waive or defer the performance of any of Subtenant’s covenants hereunder, except to the extent that such default, failure, or delay excuses performance by Sublandlord of a similar covenant under the Prime Lease. Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease (as incorporated into this Sublease), Subtenant agrees that Sublandlord shall not be obligated to perform, and shall not be liable or responsible for the performance by or failure of performance by Landlord, of any of its obligations under the Prime Lease or under law; and Subtenant shall have no claim against Sublandlord for any default of Landlord. Notwithstanding anything to the contrary set forth herein, Sublandlord shall use commercially reasonable efforts to exercise its rights under the Prime Lease to cause Landlord to perform its obligations under the Prime Lease and to assist Subtenant, at Subtenant’s sole expense and without liability to Sublandlord, in seeking Landlord’s consent to any action for which the Prime Lease or this Sublease require Landlord’s consent; provided such commercially reasonable efforts shall not require Sublandlord to incur any out-of-pocket expenses to cause Landlord to perform its obligations under the Prime Lease unless Subtenant agrees in writing to pay, and does pay, such expenses as and when incurred. Sublandlord does not warrant that any of the services referred to in this Sublease, or any other services that Landlord may supply, will be free from interruption, and Subtenant acknowledges that any such services may become unavailable or be suspended by reason of accident, repairs, inspections, alterations or improvements, or by delays beyond a party’s reasonable control, including without limitation, governmental restrictions or regulations, governmental preemption, strikes, labor disputes, shortage of labor or materials, Acts of God, fire, earthquake, floods, extreme weather conditions, enemy action, civil commotion, riot or insurrection, fire or other unavoidable casualty.

(h) Landlord Rights. If under the Prime Lease Landlord reserves or is granted any right, including without limitation the right to enter the Sublease Space, then said right shall inure to the benefit of Landlord as well as Sublandlord with respect to the Sublease Space. Subtenant acknowledges any rights specifically reserved by Landlord under the Prime Lease; and Subtenant further acknowledges that its possession and use of the Sublease Space is subject to such rights. Except as may be otherwise set forth herein, Subtenant hereby releases Sublandlord from all liability in connection with Landlord’s exercise of such rights. Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, inconvenience, incidental or consequential damages incurred or suffered by Subtenant as a result of the exercise by Landlord of any of the rights reserved to Landlord under the Prime Lease, nor shall such exercise constitute a default by Sublandlord hereunder. Subtenant’s obligations to pay Rent and any other charges due under this Sublease shall not be reduced or abated in the event that Landlord fails to provide any service, to perform any maintenance or repairs, or to perform any other obligation of Landlord under the Prime Lease. Notwithstanding anything herein to the contrary, to the extent Sublandlord is entitled to any abatement under the Prime Lease for interruption of any service affecting the Sublease Space, the failure of Landlord to perform any maintenance or repairs or the failure of Landlord to perform any other obligation of Landlord under the Prime Lease during the Sublease Term or otherwise under the Prime Lease, Subtenant shall be entitled to the same abatement of Basic Rent on its behalf (as prorated for only the Sublease Space), but only to the extent that (i) such abatement is actually received by Sublandlord with respect to the Sublease Space, and (ii) an Event of Default by Subtenant has not occurred

9. Alterations. Notwithstanding anything in this Sublease to the contrary, except as otherwise expressly provided in this Section 9, Subtenant shall not make any alterations, improvements, or additions to the Sublease Space (“Alterations”) without the prior written consent of Sublandlord and of Landlord. Subtenant shall reimburse Sublandlord for all out-of-pocket costs payable by Sublandlord with regard to reviewing any proposed Alterations and all other reasonable out-of-pocket costs Sublandlord may incur in connection with reviewing Subtenant’s proposed Alterations including, without limitation, fees and costs for engineers, architects, attorneys and other consultants. Upon expiration of the Sublease Term, to the extent allowed under the Prime Lease, Subtenant shall remove (i) all of its trade fixtures and personal property from the Sublease Space and repair any damage resulting from such installation or removal, and (ii) upon request from Sublandlord or Landlord, all Alterations that either had not been approved by Sublandlord and/or Landlord in writing, or for which Sublandlord or Landlord required their removal at the time they granted their consent in connection therewith, and Subtenant shall promptly restore the Sublease Space to the condition then existing prior to such removal. Notwithstanding anything in this Sublease to the contrary, if Landlord notifies Sublandlord to remove any Alterations at the expiration or earlier termination of the Prime Lease, then Subtenant, at its sole cost and expense, shall remove such Alterations before the Expiration Date or earlier termination of this Sublease. The obligations set forth in the preceding sentence shall survive the termination or expiration of this Sublease.

10. Subtenant’s Obligations. As between Sublandlord and Subtenant, Subtenant shall be responsible for and shall pay for the following:

(a) All expenses with respect to the Sublease Space for which Tenant is responsible pursuant to the express terms of this Sublease.

(b) Any and all sums of money that are or may become payable by Sublandlord to Landlord under the Prime Lease caused by the actions or omissions of Subtenant or any Subtenant Party (hereinafter defined) and any and all charges of Landlord under the Prime Lease to the extent related to a request by Subtenant or caused by Subtenant’s failure to perform its obligations under this Sublease, provided that Sublandlord acknowledges Subtenant shall not be charged for amounts that are included in Operating Expenses for the Building and/or Complex under the Lease.

(c) All maintenance, repairs, and replacements as to the Sublease Space to the extent such items are Sublandlord’s responsibility under the Prime Lease. All such maintenance, repairs, and replacements shall be performed in accordance with the Prime Lease.

(d) All taxes or charges that may be levied against Subtenant’s personal property in the Sublease Space or Subtenant’s use or occupancy of the Sublease Space during the Sublease Term.

11. Default. Any act or omission by Subtenant that would constitute a breach or default by the Tenant under the Prime Lease shall constitute a default or an “Event of Default” by Subtenant under this Sublease. In addition, the following shall also constitute an Event of Default by Subtenant hereunder: (i) Subtenant fails to pay any installment of Basic Rent or any other sum payable by it hereunder, and such failure continues for a period of five (5) days after Subtenant has been given written notice of such failure (except that Sublandlord shall only be required to give Subtenant such written notice twice within a twelve (12) month period, and for all other failures to pay such amounts within such twelve (12) month period, an automatic Event of Default shall be deemed to have occurred, without prior written notice from Sublandlord); or (ii) Subtenant fails to maintain the insurance required under this Sublease or Subtenant fails to deliver to Sublandlord the required insurance certificates within 10 days after a written request from Sublandlord; or (iii) Subtenant subleases the Sublease Space (or any portion thereof) or assigns or otherwise transfers this Sublease without complying with all the provisions of this Sublease and Prime Lease, as incorporated; or (iv) Subtenant files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing; or (v) a petition or answer is filed proposing the adjudication of Subtenant as bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (a) Subtenant consents to the filing thereof, or (b) such petition or answer is not discharged within sixty (60) days after the filing thereof; or (vi) Subtenant fails to discharge any lien (or to post a bond therefor) within thirty (30) days after the lien was filed; or (vii) Subtenant fails to perform or violates any non-monetary covenant or condition set forth in the Sublease or the Prime Lease and such default or violation continues for twenty (20) days after written notice thereof is delivered to Subtenant (or if such default is of a nature such that it is curable but cannot practicably be cured within twenty (20) days solely as a result of nonfinancial circumstances outside of Subtenant’s control, then, so long as Subtenant commences such cure within the initial twenty (20) days and is diligently taking all steps necessary to effect such cure, Subtenant shall have additional time to effect such cure, not to exceed 60 days, unless such additional time will cause a default to extend past any applicable cure period under the Prime Lease (or not allow Sublandlord sufficient time to cure such nonmonetary default), in which case the cure period under this Sublease shall be shortened to 10 days less than the cure period under the Prime Lease).

12. Remedies. Upon the occurrence of an Event of Default by Subtenant, Sublandlord may exercise any remedy against Subtenant that Landlord may exercise for any default or breach by the Tenant under the Prime Lease, as well as any other remedies available to Sublandlord at law or in equity. It is hereby understood, and Subtenant hereby covenants with Sublandlord, that the occurrence of any Event of Default by Subtenant shall not relieve Subtenant from the obligation of Subtenant to make the monthly payments of Rent hereinbefore reserved, at the times and in the manner aforesaid. In addition to such rights or remedies afforded to Landlord under the Prime Lease, Sublandlord shall have the right, but not the obligation, without notice to Subtenant and without waiving or releasing Subtenant from any obligations hereunder, to cure any breach or default by Subtenant (and enter upon the Sublease Space in connection therewith if necessary) and/or to perform any such obligations of Subtenant in such manner and to such extent as Sublandlord shall reasonably deem necessary, and in exercising any such right, pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Subtenant shall pay to Sublandlord within ten (10) days after demand all sums so paid by Sublandlord and all actual, reasonable out-of-pocket costs and expenses of Sublandlord in connection therewith, together with Interest thereon, from the date of the making of such expenditures until the date reimbursed by Subtenant.

13. Insurance and Indemnity.

(a) Subtenant shall maintain the policies of insurance required to be maintained by the Tenant as set forth in Section 10 of the Prime Lease. Such coverage shall meet or exceed the requirements for Tenant’s coverage under the Prime Lease. All such policies shall be issued by reputable insurance companies reasonably approved by Sublandlord and Landlord, and such policies cannot be modified or cancelled without at least 30 days’ prior written notice to Sublandlord. Subtenant shall name Sublandlord, Landlord, its general partners and Managing Agent as additional insureds under the general liability and umbrella policies required by the Prime Lease and as loss payees under any property policy; and each policy shall contain a waiver of subrogation in favor of Sublandlord. On or before the Commencement Date, Subtenant shall furnish to Sublandlord said policies or certificates thereof evidencing that the required coverage is being maintained, together with such evidence as Sublandlord shall deem reasonably satisfactory of the payment of premiums thereon. Sublandlord shall not be liable to Subtenant or any other person or corporation, including employees, for any damage to their property caused by water, rain, snow, frost, fire, storm or accidents, theft, or by breakage, stoppage, or leakage of water, gas, heating, and sewer pipes or plumbing, upon, about, or adjacent to the Sublease Space.

(b) Subtenant shall defend (with counsel reasonably approved by Sublandlord), indemnify, and hold harmless Sublandlord from and against any and all claims, liabilities, damages, losses, costs, and expenses (including reasonable attorneys’ fees) in any way arising out of, relating to, or connected with (a) any breach, default or failure to perform on the part of a Subtenant Party under this Sublease, (b) any act or omission of a Subtenant Party that constitutes a default under the Prime Lease, (c) any activity, work, or other thing done, permitted, or suffered by Subtenant or a Subtenant Party in or about the Sublease Space, the Building, or any part thereof, and any negligence or willful misconduct of a Subtenant Party, (d) the use or occupancy of the Sublease Space, the Building, or any part thereof by a Subtenant Party, (e) any holdover by a Subtenant Party beyond the expiration (or earlier termination) of the Sublease Term, and (f) any actions taken by Sublandlord following Subtenant’s request of Sublandlord to take action pursuant to the terms hereof or the Prime Lease, except, in each case, to the extent any such claims, liabilities, damages, losses, costs or expenses arise out of, relate to or are connected with the gross negligence, unlawful conduct, or willful misconduct or breach of this Sublease or the Prime Lease by Sublandlord and/or its agents, contractors, or employees, or Landlord and/or its agents, contractors, or employees. Subtenant assumes all risk of damage or loss to its property or injuries or death to persons, in, on, or about the Sublease Space, from all causes, except to the extent such damage or loss is caused by the gross negligence or willful misconduct of Sublandlord and/or its agents, contractors, or employees. The provisions of this Section 13 shall survive the expiration or earlier termination of this Sublease. As used in this Sublease, a “Subtenant Party” refers individually and collectively to Subtenant and/or any of Subtenant’s agents, employees, affiliates, contractors, invitees, subtenants, licensees, assignees, or anyone claiming by, through or under Subtenant.

14. Damage to or Destruction of the Sublease Space. If the Sublease Space is damaged by fire or other casualty, to the extent Sublandlord is unaware of such damage or destruction, Subtenant shall promptly notify Sublandlord. During the period when Subtenant shall be deprived of possession of the Sublease Space by reason of such damage, Subtenant’s obligation to pay Basic Rent shall abate in the proportion which the damaged area of the Sublease Space bears to the entire Sublease Space. In the event (i) Landlord should fail to complete all required repairs to the Sublease Space within 270 days from the date of written notification by Sublandlord to Landlord of the occurrence of the damage or the date Landlord otherwise becomes aware thereof, or (ii) Landlord at any time informs Sublandlord and Subtenant that such repairs will take longer than 270 days from the date of such damage, Subtenant may terminate this Sublease by written notification to Sublandlord, provided such termination right is exercised before any termination right of Sublandlord under Section 11 of the Prime Lease lapses. On such notification, all rights and obligations under this Sublease shall cease except for any such rights or obligations which, by the express provisions of this Sublease, survive the termination of this Sublease.

15. Representations and Warranties of Sublandlord. Sublandlord warrants and represents to Subtenant that (i) a true and correct copy of the Prime Lease is attached hereto as Exhibit B, (ii) the Prime Lease has not been amended or modified, (iii) to Sublandlord’s knowledge, Sublandlord is not in default of any of the provisions of the Prime Lease as of the date of this Sublease, and (iv) to Sublandlord’s actual knowledge, Landlord is not in default of any of the provisions of the Prime Lease as of the date of this Sublease.

16. Assignment and Subletting. Subtenant has no right to, and hereby covenants and agrees that Subtenant shall not assign its interest in this Sublease, in whole or in part; permit the Sublease to be assigned by operation of law or otherwise; sublease the Sublease Space in whole or in part; or permit the Sublease Space or any portion therein to be occupied by any person(s), except under the terms and conditions of Section 25 of the Original Prime Lease. Notwithstanding anything set forth in the Prime Lease, Sublandlord’s consent shall be required for any and all assignment, sublease, or other transfer of Subtenant’s right in this Sublease or interest in the Sublease Space, or with respect to any grant of permission of any other party to occupy the Sublease Space.

17. Surrender and Holdover. At the expiration of the Sublease Term or earlier termination of this Sublease, Subtenant shall promptly yield up the Sublease Space in good and broom-clean condition removing all of its personal property, and all other items required to be removed by Subtenant under this Sublease. Subtenant shall have no right to occupy the Sublease Space or any portion thereof after the expiration of this Sublease or after termination of the Prime Lease or this Sublease or Subtenant’s right to possession is terminated hereunder. In the event Subtenant or any Subtenant Party holds over, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Sublease Space, and to recover any damages incurred by Sublandlord (including, without limitation, damages payable by Sublandlord to Landlord by reason of such holdover), plus any reasonable attorneys’ fees and costs incurred by Sublandlord in connection with Subtenant’s holdover). Subtenant shall indemnify and hold harmless Sublandlord for, from, and against any and all liabilities, losses, obligations, damages (direct or indirect), penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges) that are paid, suffered or incurred by Sublandlord as a result of the failure of, or the delay by, Subtenant in so surrendering the Sublease Space including, without limitation, all sums payable by Sublandlord to Landlord, or other liabilities of Sublandlord to Landlord under the Prime Lease resulting from such delay. For the period that Subtenant or a Subtenant Party holds over, Subtenant shall pay to Sublandlord Rent equal to the greater of: (i) holdover rent for which Sublandlord is liable under the Prime Lease; or (ii) 200% of the Rent that Subtenant was paying at the end of Sublease Term. The acceptance by Sublandlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over. The provisions of this Section 17 shall survive the expiration or earlier termination of this Sublease.

18. Compliance With Laws. Subtenant and its agents, employees, contractors, licensees, and invitees shall at all times at Subtenant’s expense comply with the following: (a) all laws, bylaws, ordinances, order, rules, and regulations of any governmental authority, including all environmental laws, pertaining to Subtenant’s use of the Sublease Space, and (b) all permits, licenses, and governmental authorizations issued or granted to Subtenant in connection with Subtenant’s use of the Sublease Space.

19. Notices. All notices and other communications that are required or permitted hereunder shall be in writing and shall be delivered by hand, by United States certified or registered mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier service, addressed to the respective parties at the addresses set forth below:

Sublandlord:	Mallinckrodt LLC
675 McDonnell Blvd.
Hazelwood, MO 63042
Attention: Spencer Douglas

Mallinckrodt LLC
675 McDonnell Blvd.
Hazelwood, MO 63042
Attention: Legal Department

with a copy to:	Husch Blackwell LLP
190 Carondelet Avenue, Suite 600
St. Louis, MO 63105
Attention: Melissa Smith-Groff

Subtenant:	Verrica Pharmaceuticals
10 North High Street
West Chester, PA 19380
Attention: Ted White

with a copy to:	PBM Capital Group, LLC
200 Garrett Street, Suite S
Charlottesville, VA 22902
Attention: Corporate Counsel

Notices shall be deemed given upon the earlier to occur of actual receipt or refusal of receipt, one (1) day after the deposit thereof with a nationally recognized overnight courier service, or personal delivery. Either party hereto may designate a different or additional address for the giving of notice by written notice to the other party hereto.

20. Brokers. Subtenant represents and warrants to Sublandlord that Subtenant has not dealt with any broker, finder or agent in connection with this Sublease. Subtenant agrees to indemnify Sublandlord and hold Sublandlord harmless from any and all claim, suits, or judgments, including reasonable attorney fees, for any fees, commissions, or compensation that arose out of or are in any way connected with any agency representation of Subtenant.

21. Furniture and Equipment. In consideration of the obligations of Subtenant under this Sublease, Sublandlord grants a license to Subtenant to use the furniture, equipment and other personal property located within the Sublease Space as of the Commencement Date (collectively, the “Furniture”). Subtenant agrees to accept the Furniture on the Commencement Date on an “as is, where is, with all faults” basis, and without representation or warranty of any kind, nature or description relative to the same, including representations concerning merchantability, fitness or fitness for a particular purpose, all of which are hereby expressly disclaimed by Sublandlord and waived by Subtenant. During the Sublease Term, Subtenant shall (x) insure the Furniture against loss or damage by fire or other casualty (and all of the provisions of this Sublease applicable to insurance required to be carried by Subtenant shall be applicable thereto) and (y) maintain the Furniture in at least as good a condition and working order as when delivered to Subtenant, subject to reasonable wear and tear. Upon request by Sublandlord, Subtenant shall deliver to Sublandlord within 10 days of such request, evidence that Subtenant is maintaining the insurance coverage with regard to the Furniture as required under this Section 21. Notwithstanding the foregoing, the Furniture is and shall remain the sole and exclusive property of Sublandlord during the Sublease Term, provided however, that Sublandlord has the right at any time to give notice to Subtenant that ownership of the Furniture has been transferred to Subtenant. Upon transfer to Subtenant, Subtenant shall remove the Furniture at the end of the Sublease Term, and Sublandlord shall be deemed to have transferred, conveyed, and delivered to Subtenant all of the Furniture in its “as is, where is condition, with all faults”, and without any representation or warranty of any kind, nature or description relative to the same, including representations concerning merchantability, fitness or fitness for a particular purpose. Sublandlord and Subtenant hereby agree that little or no value will be attributable to the Furniture at the time of the Furniture transfer and that no part of the Basic Rent payable by Subtenant hereunder will be attributable to such Furniture. Notwithstanding anything in this Sublease to the contrary, Sublandlord shall have no liability to Subtenant on account of any malfunction, stoppage, breakage or failure of any of the Furniture to perform for their intended use or for the inability of Subtenant to use any of said Furniture, and Subtenant hereby releases Sublandlord from any liability to Subtenant for any loss or damage incurred by Subtenant arising out of any such malfunction, stoppage, breakage, failure or the inability of use.

22. Consent of Landlord. Notwithstanding anything contained herein to the contrary, the parties agree that Sublandlord’s execution of this Sublease and Subtenant’s right to possession of the Sublease Space hereunder is expressly conditioned upon Landlord’s consent to this Sublease (“Landlord’s Consent”), and this Sublease shall not take effect unless and until Landlord’s Consent has been obtained. Subtenant promptly shall deliver to Sublandlord any information reasonably requested by Landlord in connection with its approval of this Sublease, including without limitation with respect to the nature and operation of Subtenant’s business and/or the financial condition of Subtenant. In connection with requesting Landlord’s Consent, Sublandlord shall (i) have no liability to Subtenant in the event that Landlord does not give Landlord’s Consent, and (ii) not be required to pay any consideration to Landlord in order to obtain Landlord’s Consent or to commence a legal proceeding against Landlord.

23. Sublandlord’s Reserved Rights. Sublandlord reserves the right to inspect the Sublease Space, to enter the Sublease Space for any purpose for which Landlord may enter the Premises, or upon reasonable advance notice to Subtenant, to exhibit the Sublease Space to persons having a legitimate interest therein at any time during the Sublease Term hereof.

24. Signage. Subject to Landlord’s consent and approval and at Subtenant’s sole cost and expense, Sublandlord agrees that Subtenant can use suite entry signage and a listing on the Building’s directory in accordance with the Lease. Subtenant acknowledges and agrees that Sublandlord has no right to permit installation of any Building signage or directory listing and that only Landlord can grant such approval.

25. Miscellaneous.

(a) An amendment to this Sublease shall be effective only if it is a written agreement signed by both parties hereto.

(b) This Sublease (and the exhibits hereto) constitutes the entire agreement between Sublandlord and Subtenant relating to the subject matter hereof, superseding all prior agreements or undertakings between such parties, oral or written. If any clause or provision of this Sublease (or the schedules hereto) is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule, decision, or regulation of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Sublease shall not be affected thereby.

(c) Any time Sublandlord’s consent shall be required under the terms of this Sublease, Sublandlord agrees not to unreasonably withhold, condition or delay such consent. Notwithstanding the foregoing, it shall be deemed reasonable for Sublandlord to deny such consent if Landlord’s consent shall also be deemed to be required under the Prime Lease, and Landlord refuses to grant such consent.

(d) All terms, conditions, and covenants of this Sublease shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

(e) If either party is successful in enforcing against the other any legal or equitable remedy for a breach of any provision of this Sublease or in defending against any cause of action brought by the other party hereunder, then the successful party shall be entitled to recover its expenses and reasonable attorneys’ fees as determined by the court as part of the judgment or decree.

(f) Neither party shall be deemed in default with respect to any of the terms, covenants, and conditions of this Sublease on such party’s part to be performed, if such party’s failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by the other party or the other party’s agents, employees, and invitees, or any other cause beyond the reasonable control of such party. Notwithstanding the foregoing, the provisions of this section shall not excuse or delay Subtenant’s obligation to pay Rent as and when it becomes due under this Sublease.

(g) Sublandlord and Subtenant hereby warrant and represent to one another that they have the authority and legal ability to enter into and perform this Sublease and their respective obligations hereunder and all actions required in connection with the authorization, execution, delivery, and performance of this Sublease have been duly taken and, when executed and delivered by Sublandlord and Subtenant, this Sublease shall be and constitute the valid, legal, and binding obligations of the parties hereto.

(h) This Sublease is and shall be subject and subordinate at all times to the Prime Lease, to the rights of the Landlord, and to all mortgages and other encumbrances now or hereafter placed upon the Premises or the Building.

(i) Time is of the essence of this Sublease and each and all of its provisions.

(j) Under no circumstances shall Sublandlord be liable to Subtenant under any theory of tort, contract, strict liability, or other legal or equitable theory for any punitive, special, incidental, indirect, or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not any party has been advised of the possibility of such damages.

(k) This Sublease may be executed in counterparts, each of which shall be an original and all of which, when assembled, shall constitute but one document. If any signature to this Sublease is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Sublease shall become effective when each party has received a counterpart hereof signed by the other party.

(l) The recitals set forth at the beginning of this Sublease are incorporated into this Sublease by reference as if fully set forth herein.

(m) In addition to, and not in lieu of any of the foregoing rights granted to Sublandlord:

(1) WHEN THIS SUBLEASE OR SUBTENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS SUBLEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR SUBTENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST SUBTENANT AND ALL PERSONS CLAIMING UNDER SUBTENANT, WHEREUPON, IF SUBLANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE SUBLEASE SPACE HEREBY DEMISED REMAIN IN OR BE RESTORED TO SUBTENANT, SUBLANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS SUBLEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID SUBLEASE SPACE.

(2) In any action to confess judgment in ejectment when this Sublease or Subtenant’s right of possession shall be terminated by covenant or condition broken, or for any other reason, Sublandlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment and if a true copy of this Sublease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

(3) SUBTENANT SPECIFICALLY ACKNOWLEDGES THAT SUBTENANT HAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. SUBTENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, SUBLANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, SUBLANDLORD SHALL PROVIDE FULL CREDIT TO SUBTENANT FOR ANY MONTHLY CONSIDERATION WHICH SUBLANDLORD RECEIVES FOR THE SUBLEASE SPACE IN MITIGATION OF ANY OBLIGATION OF SUBTENANT TO SUBLANDLORD FOR THAT MONEY. FURTHERMORE, SUBTENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST SUBLANDLORD AND SUBLANDLORD’S COUNSEL FOR VIOLATION OF SUBTENANT’S CONSTITUTIONAL RIGHTS (BUT NOT OF ANY CLAIM FOR BREACH OF THE TERMS OF THIS SUBLEASE) IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS SUBLEASE.

SUBTENANT:

By:
Name:
Title:
Date:

[Signatures follow on the next page]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

Sublandlord:	Subtenant:

THERAKOS, INC.,	VERRICA PHARMACEUTICALS, INC.,
a Florida corporation	a Delaware corporation

By: /s/ Kathleen A. Schaefer	By: /s/ Ted White

Name: Kathleen A. Schaefer	Name: Ted White

Title: President	Title: CEO

Exhibit A

(Sublease Space)

Exhibit B

(Prime Lease)

[See Attached.]

Lease Agreement

AGREEMENT OF LEASE made this                      day of February, 2013, by and between D-TOWN ASSOCIATES, a Pennsylvania limited partnership, with its principal place of business 55 Country Club Drive, Suite 200, Downingtown, PA 19335 (“Landlord”), and THERAKOS, INC., a Florida corporation, with its principal place of business at 55 Country Club Drive, Suite 100, Downingtown, Pennsylvania 19335 (“Tenant”).

WITNESSETH THAT, for and in consideration of the rents, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.	REFERENCE DATA:

As used in this Lease, the following terms shall be defined as indicated and refer to the data set forth in this Section 1.

TENANT’S ADDRESS:

(Prior to Commencement Date)

Therakos, Inc.

55 Country Club Drive, Suite 100

Downingtown, Pennsylvania 19335

Attn: Chief Financial Officer

(After Commencement Date)

Therakos, Inc.

10 N. High Street, Third Floor

West Chester, Pennsylvania 19380

Attn: Chief Financial Officer

With copies at all times to:

The Gores Group

10877 Wilshire Blvd., 18th Floor

Los Angeles, CA 90024

Attn: Desmond Nugent

LANDLORD’S ADDRESS:

D-TOWN ASSOCIATES

55 Country Club Drive, Suite 200

Downingtown, Pennsylvania 19335

Attn: Director of Property Management

PREMISES:

ALL THAT portion of the building located at 10 N. High Street, West Chester, Pennsylvania (the “Building”) Identified on Exhibit “A” attached with and made a part herein, which Premises is located on the third (3rd) floor of the Building and contains approximately 13,826 rentable square feet. The land on which the Building is located is hereinafter referred to as the “Land”. The Land and Building is hereinafter referred to as the “Complex”.

TERM:

The initial term of this Lease shall be approximately ninety (90) months (the “Initial Term”). The Initial Term of the Lease shall commence on the Commencement Date (as defined below) and shall expire on the last day of the ninetieth (90th) full month after the Commencement Date (as extended by any Option Terms validly exercised, the “Term”).

OPTION TERMS:

Tenant shall have the option (an “Option”) to extend the Term following expiration of the Initial Term, upon and subject to all the terms and conditions contained in this Lease, for one (1) period of five (5) years (the “Option Term”). Tenant shall give written notice of the exercise of the Option to Landlord not less than nine (9) months prior to the expiration of the Term. The Option is not assignable separate and apart from this Lease, and it may not be separated from this Lease in any manner, either by reservation or otherwise. Tenant shall have no right to exercise the Option Term if this Lease has been terminated or if Tenant is in default of the Lease (beyond all applicable notice and cure periods), either at the time the option is exercised or at the commencement of the Option Term. If Tenant fails to exercise the foregoing Option when required, said Option shall thereafter be of no force or effect. If the Option described in this Section is exercised, then all of the covenants and agreements contained in this Lease shall apply during the applicable Option Term.

ANTICIPATED COMMENCEMENT DATE:

April 1, 2013, provided the Commencement Date shall be determined in accordance with Section 4 below.

BASE RENT:

Due on the first day of each calendar month of the Term as per the following schedule:

Initial Term:

Lease months	Monthly	Annually	Rent/SF/Yr
1-6	$0	$0	$0
7-12	$28,228.08	$338,737.00	$24.50
13-24	$28,688.95	$344,267.40	$24.90
25-36	$29,149.82	$349,797.80	$25.30
37-48	$29,610.68	$355,328.20	$25.70
49-60	$30,071.55	$360,858.60	$26.10
61-72	$30,532.42	$366,389.00	$26.50
73-84	$30,993.28	$371,919.40	$26.90
84-90	$31,454.15	$377,449.80	$27.30

Option Term:

Lease months	Monthly	Annually	Rent/SF/Yr
91-96	$31,454.15	$377,449.80	$27.30
97-108	$31,915.02	$382,980.20	$27.70
109-120	$32,375.88	$388,510.60	$28.10
121-132	$32,836.75	$394,041.00	$28.50
133-144	$33,297.62	$399,571.40	$28.90
145-150	$33,758.48	$405,101.80	$29.30

As set forth above, no Base Rent shall be payable for the first six (6) months of the Initial Term, but Tenant shall be liable for payment of all Additional Rent during such six (6) month period.

OPERATING EXPENSE CHARGES:

Tenant’s Proportionate Share of Operating Expenses in each Operating Year.

TENANT’S PROPORTIONATE SHARE:

22.52% (13,826/61,389) (Determined by dividing the leasable area of the Premises by the actual area of rentable spaces in the Building not including basement space).

FIXED RENT: Base Rent plus Operating Expense Charges.

ADDITIONAL RENT:

Sums not including Base Rent which Tenant is obligated to pay to Landlord from time to time pursuant to the terms of this Lease.

SECURITY DEPOSIT: $28,228.08

PARKING: Landlord shall secure up to thirty (30) parking spaces in the nearest available third-party parking garage. Tenant shall notify Landlord of the number of spaces it requires not less than thirty (30) days prior to the Commencement Date. Tenant shall pay the owner or operator of the parking garage all charges and expenses for such spaces.

PERMITTED USES: Tenant shall use and occupy the Premises for general office use and any ancillary use thereto permitted by applicable laws, and for no other purpose without Landlord’s approval, which approval shall not be unreasonably withheld.

2.	DEMISE:

Landlord hereby demises and lets to Tenant and Tenant hereby hires and leases from Landlord the Premises for the Term, upon the conditions and limitations set forth herein. Landlord is the owner of the Complex and has full rights and authority to make this Lease. Landlord warrants that the Premises are not subject to any restrictions imposed by other tenants in the Building. Landlord grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the Term, the non-exclusive right to use, in common with others entitled to such use, the common areas in the Building. In addition, subject to Landlord’s reasonable regulations, restrictions and guidelines, Tenant’s rights to the Premises include Tenant’s right to use and access (i) the janitorial closet, electrical and telephone rooms on the floor of the Building on which the Premises is located, (ii) conduit risers in the Building for Tenant’s effective and efficient use of the Premises permitted hereunder, so long as use of the riser does not adversely affect Landlord’s use thereof (other than there being less usable space therein) or any equipment or facilities in the riser, and (iii) the area above the ceiling up to the underside of the floor of the space above the Premises and the areas behind the walls in the Premises, to install and service wire, conduit and cable that service Tenant’s equipment in the Premises in accordance with, and subject to, the other terms and provisions of this Lease and Landlord’s rights hereunder with respect to such areas. Tenant shall be solely responsible for damage to, or repairs required to be made to, any area in the Premises or Building caused by the exercise by Tenant of its rights in this Section.

3.	CONSTRUCTION BY LANDLORD:

(A)	Landlord shall construct, at Landlord’s sole cost and expense, the interior of the Premises in accordance with the Project Outline Specifications and floor plans (the “Tenant Plans and Specifications”) attached hereto as Exhibit “C” (“Tenant Work”). Landlord will deliver the Premises to Tenant in good condition with all improvements therein and all systems and equipment serving the Premises in good working order and in compliance with all applicable laws.

(B)

Landlord shall use its reasonable efforts to cause the Tenant Work to be Substantially Completed (defined below) on or before the Anticipated Commencement Date, subject to extension for any time lost by Landlord due to strikes, labor disputes, governmental restrictions or limitations, scarcity of or inability to obtain labor or materials, accidents, fire or other casualties, weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord (collectively, “Force Majeure”) or Tenant Delay (defined below); provided, however, Landlord shall provide Tenant with prompt written notice of any such Force Majeure event and the delay related thereto. If Landlord fails to apply for a building permit for the Tenant Work within thirty (30) days after the date of this Lease, or Landlord does not commence construction of the Tenant Work within forty-five (45) days after the date of this Lease. Tenant shall have the right to terminate this Lease, as its sole remedy for such failure, by written notice to Landlord given prior to Landlord’s application for the building permit or commencement of the Tenant Work, as applicable; provided, however, the foregoing time periods (thirty (30) days and forty-five (45) days) shall be extended by one (1) day for each day that Landlord is delayed in applying for building permits or commencing the Tenant

Work as a result of Tenant Delays (as defined in Section 2(F) below) or force majeure events, but force majeure events shall not delay such dates by more than forty-five (45) days. If Landlord fails to Substantially Complete the Tenant Work within five (5) months after the date of this Lease, Tenant shall have the right to terminate this Lease, as its sole remedy for such failure, by written notice to Landlord given prior to Substantial Completion of the Tenant Work; provided, however, the foregoing five (5) month period shall be extended by one (1) day for each day that Landlord is delayed in Substantially Completing the Tenant Work as a result of Tenant Delays or force majeure events, but force majeure events shall not delay such date by more than forty-five (45) days.

(C)	Landlord promptly shall correct, at Landlord’s cost and expense, all defects in the Tenant Work and any Tenant Work failing to conform to the applicable requirements of this Lease, provided that such defect appears and Tenant gives Landlord written notice thereof during the first 365 days of the Term. Landlord’s obligation under this Section 3(C) shall survive Tenant’s occupancy of the Premises upon Substantial Completion.

(D)	Changes in the Tenant Work may be accomplished only by Change Order (defined below) or by Order for Minor Change (defined below). The Term “Change Order” shall mean a written instrument prepared by Landlord and signed by Landlord and Tenant stating their agreement upon (i) a Change in the Tenant Work, (ii) the cost necessary to effect the Change Order, including any costs of delay in completing the Tenant Work and (iii) the extent of the adjustment, if any, in the Anticipated Delivery Date. The term “Order for Minor Change” shall mean a minor change in the scope of the Tenant Work, not requiring any adjustment in the cost of the Tenant Work or the Anticipated Commencement Date and not causing a material deviation from the Tenant Plans and Specifications.

(1) Either Landlord or Tenant may from time to time request changes in the scope of the Tenant Work, provided that neither party shall be obliged to accept any changes requested by the other unless a Change Order is issued with respect thereto (except in connection with an Order for Minor Change). Landlord shall not be obligated to effect a Change Order requested by Tenant if the same will cause a delay in completing the Tenant Work. Tenant shall be solely responsible for the cost of any Change Orders requested by Tenant. Landlord may require Tenant to pay the estimated cost of Change Orders prior to Landlord commencing such work.

(2) Landlord may from time to time to issue Orders for Minor Change not inconsistent with the Tenant Plans and Specifications, which shall be binding on Tenant unless, within five business days following the date the same is received by Tenant, Tenant notifies Landlord that it disputes the Order for Minor Change. In such event, the Order for Minor Change shall be treated as a Landlord request for a Change Order and shall become effective and binding on Landlord and Tenant only after mutual agreement of the parties provided above.

(E)	Immediately prior to occupancy of the Premises by Tenant, Tenant and Landlord jointly shall inspect the same in order to determine and record its condition and to prepare a comprehensive list of items that have not been completed (or which have not been correctly or properly completed) in strict conformity with the Tenant Plans and Specifications (collectively, “Punch List Items”). Landlord thereafter shall proceed promptly to complete and correct all Punch List Items (no later than thirty (30) days thereafter), using commercially reasonable efforts not to unreasonably disrupt or interfere with Tenant’s normal use and enjoyment of the Premises following the Commencement Date.

(F)	The term “Tenant Delay” shall mean delay in Landlord’s construction of the Tenant Work to the extent attributable to (i) Landlord being unable to obtain building permits or commencing construction caused by the acts or omissions of Tenant, including, without limitation. Tenant’s failure to make selections of colors or materials or to provide other information reasonably requested by Landlord within five (5) business days after Landlord’s request therefor, (ii) Tenant making changes to the Tenant Plans and Specifications after such documents have been finally approved by Landlord, or (iii) interference by Tenant or Tenant’s contractors in Landlord’s orderly scheduling, sequencing and performance of the Tenant’s Work. Landlord shall give Tenant written notice of any Tenant Delay promptly after the occurrence of same and, with respect to a delay pursuant to subsections (i) and (iii) above, Tenant shall have a one (1) business day period in which to cure such alleged Tenant Delay before a Tenant Delay shall be deemed to have occurred. The Commencement Date shall be accelerated by the number of days that Landlord is delayed in completing the Tenant Work as a result of Tenant Delay.

(G)	Landlord shall construct the Tenant’s Work in conformance with any and all applicable federal, state and local laws, statutes, ordinances, other governmental rules, regulations and requirements, including, without limitation, the Americans with Disabilities Act of 1990, and covenants and restrictions of record against the Complex, and pursuant to a valid building permit issued by the applicable governmental authority. Landlord shall: (i) use licensed contractors to construct Tenant’s Work (if required in the municipality in which the Complex is located); (ii) construct Tenant’s Work in a good and workmanlike manner, using good and sufficient quality and materials; and (iii) diligently prosecute the construction of Tenant’s Work to completion.

(H)	Tenant will have the right, for a period of three (3) weeks prior to the Commencement Date, to enter the Premises during Landlord’s construction of the Tenant’s Work to run its cabling, set up its furniture, fixtures and other miscellaneous equipment setup. Landlord agrees to provide Tenant with a construction schedule and work with the Tenant to provide adequate times for said work. Tenant will pay no rent during the Landlord’s construction period and prior to the Commencement Date. Tenant’s right to enter the Premises prior to the Commencement Date (the “Early Entry”) is subject to the following conditions: (i) prior to entry upon the Premises, Tenant shall deliver to Landlord, and shall cause any contractor entering the Premises to deliver to Landlord, a certificate of insurance evidencing that Tenant and its contractors carry a policy of commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence, insuring against personal injury or death and property damage in connection with Tenant’s Early Entry, and naming Landlord and its reasonable designees as additional insureds, (ii) Tenant shall furnish Landlord with copies of all building permits necessary to commence any work intended by Tenant, if any, (iii) Tenant shall reimburse Landlord, within ten (10) days of its receipt of a written demand therefor, for any damage caused by Tenant to any portions of the Tenant Work or the Premises, (iv) Tenant shall coordinate its entry with Landlord’s contractors, and Tenant shall use commercially reasonable efforts to not interfere with or delay any of the Tenant Work, and (v) Tenant shall keep its work in a neat, safe and orderly condition. Landlord may revoke the consent given herein to enter the Premises if Landlord reasonably believes that such early entry will violate any of the conditions set forth above, or otherwise adversely affect Landlord, the premises or the Tenant Work.

4.	TERM:

The Term shall commence on the earlier of (the “Commencement Date”): (i) the date when Tenant, with Landlord’s consent, assumes possession of the Premises or any part thereof (for the purpose of doing business therefrom); or (ii) the fifth (5th) consecutive business day (which shall include a weekend or the first day following a weekend after the expiration of such period) following the date on which (A) the Premises are Substantially Complete and able to be legally occupied by Tenant, and (B) Landlord has delivered written notice thereof to Tenant. The Premises shall be “Substantially Completed”, “Substantially Complete” or words of similar meaning when (a) the construction work and other items of work for which Landlord is responsible under Section 3 hereof have been completed to the extent that the Premises may be fully and legally occupied by Tenant for its intended use, subject only to completion of minor finishing and adjustment of equipment (as set forth on the Punch List), (b) all the base, shell and core systems and equipment in the Building and serving the Premises are operational to the extent Tenant’s ability to conduct business from the Premises is not materially impaired; and (c) Tenant has been provided the number of parking privileges to which it is entitled under the Lease and has been provided access to the Premises and Building in accordance with the terms of this Lease. The commencement and expiration dates of the Term, when determined as above provided, shall be confirmed in writing by Landlord to Tenant. As used herein, the term “lease year” shall mean each consecutive period of twelve (12) months, provided with the first lease year shall commence on the Commencement Date and shall expire on the last day of the twelfth (12th) full month thereafter, and each lease year thereafter shall be a period of twelve (12) consecutive months.

5.	BASE RENT:

(A)	Except as expressly set forth herein, Tenant shall pay to Landlord during the Term of the Lease the Base Rent in the annual amounts set forth in Section 1 above, without notice or demand, in equal monthly installments, in advance on the first day of each calendar month of the Term. The first month’s installment of the Base Rent shall be payable on the date hereof. If the Term commences other than on the first day of a calendar month, then the installments of Base Rent for the first calendar month of the Term shall be adjusted proportionately based upon the actual number of days in such month.

(B)	Except as expressly set forth herein, Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder shall be paid, without set-off or deduction, in lawful currency of the United States of America to Landlord at the address set forth in Section 1 hereof, or at such other address as Landlord may from time to time designate in writing to Tenant. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge of five (5%) percent of such overdue amount; provided, however, with respect to the first late payment of rent or sum due in any twelve (12) month period, such late charge shall not be due unless Tenant fails to pay Landlord the amount due within five (5) business days after Tenant has received written notice from Landlord of the amount past due. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

6.	RENTAL ADJUSTMENTS:

(A)	Operating Expense. Commencing on the Commencement Date and during the Term of this Lease, Tenant shall pay to Landlord the Operating Expense Charges in equal monthly installments of Landlord’s estimate of such Operating Expense Charges, the first of which shall be payable on date hereof. Landlord may reasonably change its estimate of the Operating Expense Charges from time to time (but no more than twice per Operating Year) upon written notice to Tenant, whereupon Tenant shall pay such revised amount as is reasonably determined by Landlord on the later of the next monthly payment coming due or thirty (30) days after written notice of such revised amount is received.

Within one hundred twenty (120) days following the end of the first and each succeeding Operating Year, Landlord shall furnish Tenant a statement pertaining to Operating Expenses certified as true and correct by an officer of Landlord and setting forth (i) the actual Operating Expenses (as defined below) for the preceding Operating Year (broken down on a category by category basis), (ii) Tenant’s actual Operating Expense Charges for the previous Operating Year and the amounts paid by Tenant on account thereof, (iii) Tenant’s Operating Expense Adjustment (as defined below), if any, for such Operating Year, and (iv) if elected by Landlord, Landlord’s estimate of the Operating Expense Charges for the then current Operating Year (the “Operating Expense Statement”). If the actual Operating Expense Charges for any Operating Year shall be greater than the payments made by Tenant on account of such Operating Expense Charges, Tenant shall pay to Landlord, as additional rent and within thirty (30) days following the receipt by Tenant of such Operating Expense Statement (the “Expense Adjustment Date”), an amount equal to such difference (the amount of such difference is hereinafter referred to as the “Operating Expense Adjustment”). If Tenant’s payments on account of Operating Expense Charges for an

Operating Year exceed the actual Operating Expense Charges for such Operating Year, then Landlord shall pay any such amounts owed to Tenant within thirty (30) days after the Expense Adjustment Date (even if such reconciliation occurs after the end of the Term). If Tenant occupies the Premises or portion thereof for less than a full Operating Year, the Operating Expense Charges will be calculated in proportion to the amount of time in such Operating Year that Tenant occupied the Premises. Notwithstanding anything to the contrary contained in this Article 6, Tenant shall not be responsible for any Operating Expense Charges attributable to any Operating Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Operating Year or the date on which the Term expires.

As used in this Section 6(A) and Section 1 where applicable, the following words and terms shall be defined as hereinafter set forth:

(i) “Operating Year” shall mean each calendar year, or other period of 12 months, as hereafter may be adopted by Landlord as its fiscal year, occurring during the Term.

(ii) “Operating Expense Charges” shall mean and equal the amount set forth in Section 1 of this Lease for reasonable expenses directly attributable to the Complex.

(iii) Operating Expenses shall include, without limitation:

(a) Real estate taxes and other taxes or charges levied in lieu of such taxes on the Building and/or Complex, general and special public assessments, charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation, taxes on the rentals of the Complex or the use, occupancy or renting of space therein; provided, however, real estate taxes shall not include Landlord’s state or federal income, franchise, estate or inheritance taxes, or any penalties or late charges as a result of any real estate taxes being paid after their applicable due date; provided, further, any refund of real estate taxes received by Landlord, less Landlord’s costs to obtain the refund, shall be credited against the real estate taxes and refunded to Tenant, regardless of when received, based on the year to which the refund is applicable and all real estate taxes shall be paid in the maximum number of installments;

(b) Premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the Complex and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may be reasonably required by Landlord (but not to exceed the coverages obtained by reasonably prudent landlords of substantially similar buildings located in the vicinity of the Building) or the holder of any mortgage on the Complex;

(c) Water and sewer service charges, and common area electric and other utility charges;

(d) Maintenance and repair costs, including repairs and replacements described in Section 8 below; repairs and replacements of supplies and equipment; snow removal and paving, lawn and general grounds upkeep; Tenant’s, other tenants’ and common area janitorial, trash removal, maintenance, repairs and replacements; security and security systems; elevator maintenance and repairs; and the costs of all labor, material and supplies incidental thereto;

(e) Wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law, union agreement or otherwise made to or on behalf of all employees of Landlord performing services rendered in connection with, and directly attributable to, the operation and maintenance of the Building and/or Complex, including, without limitation, payments made directly to or through independent contractors or performance of such services;

(f) Management fees payable to the managing agent for the Complex not to exceed 4% of the Base Rent; Landlord intends to contract with J. Loew Property Management Inc. to manage the Complex.

(g) Assessments paid by Landlord for the repair, maintenance and upkeep of common facilities located in the Building and on the Complex; and

(h) Any and all reasonable and necessary other expenditures of Landlord incurred in connection with the operation, repair, replacement of the Complex as a first-class office building facility.

(B)	Notwithstanding anything to the contrary herein, Operating Expenses shall not include any of the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital repairs, additions, alterations or improvements, except that costs of capital repairs, additions, alterations or improvements may be included in Operating Expenses but only if Landlord amortizes such costs over their useful life and include the annual amortization in Operating Expenses in any Operating Year; however, Operating Expenses shall not include the following capital expenses: (a) those required to remedy a condition existing as of the Commencement Date which an applicable governmental authority, if it had knowledge of such condition as of the Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Commencement Date (which shall be determined based upon the remedial requirements generally imposed by the applicable governmental authority in similar circumstances at comparable projects in the immediate vicinity of the Project as of the Commencement Date), and/or (b) those completed by Landlord to make aesthetic changes, upgrades or modifications to the Project (rather than replacements of broken, obsolete or dilapidated items); (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses; (v) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for common areas); (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building; (viii) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants, (other than through the payment of additional rent under such tenants’ leases) or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (x) rental under any ground or underlying lease or leases; (xi) costs of inspecting and correcting defects in the Building; (xii) costs of remediation of hazardous materials; (xiii) costs resulting from the negligence or willful misconduct of Landlord or its contractors, employees, agents, member or partners; (xiv) bad debt reserves, rent reserves, capital replacement or improvement reserves or reserves for future Operating Expenses, or reserves of any kind; (xv) advertising and promotional expenditures; (xvi) costs associated with the operation of the business of the entity which constitutes Landlord, as the same are distinguished from the costs of the operation of the Complex by Landlord; (xvii) overhead and profit increments paid to subsidiaries or affiliates of Landlord for management or other services on or to the Complex or for supplies or other materials to the extent that the cost of the services, supplies or materials materially exceed the amounts normally payable for similar goods and services under similar circumstances in comparable buildings; and (xviii) Landlord’s general corporate office overhead and administrative expenses (which shall not be deemed to include a management fee). In no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building including Tenant.

(C)	Tenant shall have the right to audit and contest Landlord’s determination of the Operating Expenses and to inspect Landlord’s records with respect thereto from time to time during normal business hours, provided that, if Tenant fails to audit and contest Landlord’s determination of Operating Expenses for a particular calendar year within 12 months following the date on which Landlord delivers to Tenant the Operating Expense Statement for such calendar year, Landlord’s determination of Operating Expenses for such and all prior calendar years shall be deemed final and binding upon Landlord and Tenant. If after such audit, Tenant still disputes such Operating Expenses, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) mutually selected by Landlord and Tenant who is compensated on an hourly basis and not on a contingency basis; provided that if such determination by the Accountant proves that Operating Expense Charges billed to Tenant were overstated by more than four percent (4%), then the reasonable cost of Tenant’s accountant and the reasonable cost of such determination shall be paid for by Landlord, not to exceed Ten Thousand Dollars ($10,000.00) in the aggregate.

7.	SECURITY DEPOSIT:

Tenant shall pay to Landlord a security deposit in the amount set forth in Section 1 hereof which Landlord will hold as security for the faithful performance by Tenant of all its covenants and agreements under this Lease. In no event shall Landlord be obliged to apply same to rents or other charges in arrears or damages for Tenant’s default hereunder, but Landlord may so apply the security deposit at its option following the expiration of all applicable notice and cure periods. Landlord’s right to possession of the Premises for Tenant’s default (following the expiration of all applicable notice and cure periods) or any other reason shall not be affected by the fact that Landlord holds said security deposit. The security deposit, if not so applied by Landlord, shall be returned to Tenant within thirty (30) days after this Lease terminates, provided that Tenant shall have vacated the Premises and delivered the same to Landlord, as herein provided. In the event of any transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer its interest in the security deposit, whereupon Landlord shall be released of all liability with respect to such security deposit, and Tenant shall look solely to such transferee for the return of same.

8.	LANDLORD’S SERVICES:

So long as Tenant is not in default hereunder (beyond all applicable notice and cure periods), Landlord shall:

(A)	Arrange for all required utility services to be provided to the Premises, provided that Tenant shall be solely responsible for, and shall pay when due directly to the utility providing the same (or to Landlord in the case of a submetering), the cost of all electricity and gas and other utility services consumed by Tenant at the Premises that are separately metered or submetered: PROVIDED, HOWEVER, except as expressly set forth herein, Landlord shall not be liable to Tenant for any loss or damage arising from interruption in such utility services. With respect to any utilities that are not separately metered, at Landlord’s election, such utilities shall may be included in Operating Expenses, and/or Landlord may bill Tenant for its pro rata share of the cost of such utilities as reasonably and equitably determined by Landlord. In such latter event, Tenant shall pay such pro rata share to Landlord within thirty (30) days after Landlord submits an invoice to Tenant for such costs, which shall include a reasonably detailed explanation as to Landlord’s determination of Tenant’s share (and copies of the applicable invoices from the utility companies).

(B)	Make all structural repairs to the foundations, concrete floor slabs, exterior walls, structure (including columns) and roof deck required for safety, tenantability and compliance with proper orders of governmental authorities. In no event shall Landlord be obligated under this paragraph to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors.

(C)	Provide janitorial services in accordance with the janitorial specifications attached hereto as Exhibit “E”.

(D)	Maintain and operate the Land, Building and Complex in good condition and repair including, without limitation, the equipment of the Building, including the mechanical, life safety, sprinkler, restrooms, plumbing, heating, ventilating, air conditioning and electrical systems serving the Building and not located in the Premises.

(E)	Furnish the following facilities, maintenance and services without cost to Tenant: (i) existing elevator services; (ii) existing toilet facilities, hot and cold water, and sewage disposal; (iii) existing refrigerated drinking water; (iv) access to the Building and Premises twenty-four hours, seven days per week; and (v) a commercially reasonable system pursuant to which Tenant, in the event of an emergency, may promptly contact the Building manager and Building engineer, or their equivalent, at all times (whether or not within the business hours). Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to install its own security system and/or its own security personnel in the Premises, subject to the terms and conditions applicable to alterations in Section 14 below.

Tenant shall, throughout the Term and at its sole cost and expense, take good care of the non-structural, interior elements of the Premises and the other improvements now or hereafter comprising all or any part of the Premises and the fixtures and appurtenances therein, and maintain the same in good order and condition, and promptly at Tenant’s own cost and expense make all repairs necessary to maintain such good order and condition, except for Building exterior and structural repairs necessary for the reasonable use and enjoyment of the Premises which Landlord agrees to make. Notwithstanding the foregoing or anything to the contrary herein, but subject to Section 10(c) below, Landlord shall also be responsible, at its sole cost and expense, for any repairs, replacements or maintenance to the Premises necessitated by (i) the negligent acts or omissions of Landlord or its agents, contractors or employees, or (ii) the failure of Landlord to perform or observe any of its obligations under this Lease. Tenant shall, at its sole cost and expense, repair and replace all damage or injury to the Premises and the Building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs or replacements, the same may be made by Landlord following ten (10) business days advance written notice thereof and such expense shall be collectible as Additional Rent and paid by Tenant within thirty (30) days after rendition of a bill therefor.

Except as set forth herein, Landlord shall not be liable by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein; provided, however, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s access to or use of the Premises including its business operations therein. Except as expressly provided in this section and in Sections 11 and 12 hereof, there shall be no abatement of rent because of such repairs, alterations, additions or improvements.

Notwithstanding anything to the contrary in this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord or any failure of Landlord to perform any repair or maintenance which is required under this Lease, (ii) any failure of Landlord to provide services or access to the Premises as required under this Lease, or (iii) the presence of hazardous materials (not brought upon the Premises by Tenant or its contractors, employees, agents or invitees) in violation of applicable laws which poses a material health risk to the environment or the Premises (each such set of circumstances as set forth in items (i), (ii), and (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if (a) Landlord does not notify Tenant that it reasonably disputes in good faith the occurrence of any of the events described in (i), (ii) or (iii) above (such notice to be referred to herein as the “Dispute Notice”); and (b) such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice or for ten (10) non-consecutive business days after Landlord’s receipt of any such notice in any twelve (12) month period (each, an “Abatement Eligibility Period”), then the rent shall be abated or reduced, as the case may be, after expiration of the Abatement Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Abatement Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Abatement Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. To the extent Tenant is entitled to abatement without regard to the Abatement Eligibility Period because of an event described in Sections 11 or 12, below, then the Abatement Eligibility Period shall not be applicable. In the event an Abatement Event occurs during the first six (6) months of the Initial Term, Tenant’s right to abated rent shall be extended for the period of the Abatement Event. If Landlord sends a Dispute Notice and it is ultimately determined by a court of competent jurisdiction (or any other proceeding in lieu thereof such as an arbitration) that Tenant was entitled to abate rent as provided in this Section. Landlord shall reimburse Tenant for the amount of rent that Tenant would have been entitled to abate, with interest at the highest rate permitted by law, but not in excess of ten percent (10%).

9.	NO OTHER SERVICES BY LANDLORD:

Landlord shall not be required to render any services to Tenant or to make any repairs or replacements to the Premises, except as provided in Sections 3, 8, 11 and 12 hereto. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall be solely responsible for all charges for the following or services used, rendered or supplied to, upon or in connection with the Premises throughout the Term: electric; gas or any other fuel oil; telephone and/or communication services. Landlord will provide HVAC service for the Premises, as an Operating Expense, from 8:00 AM to 7:00 PM on Monday through Friday, and from 8:00 AM to 2:00 PM on Saturday. Upon reasonable advance notice to Landlord, Landlord shall provide HVAC service outside of the foregoing hours, provided Tenant pays all additional actual, out-of-pocket costs (without markup) to operate the HVAC system during such hours within thirty (30) days after submission of an invoice to Tenant, the current rate of which is $70/hour.

Except as expressly set forth herein and/or caused by, resulting from or arising out the negligence or willful misconduct of Landlord or its agents contractors, employees or representatives, Tenant agrees to indemnify Landlord and save it harmless against any liability or damages on the account of the foregoing and, in the event that any such utilities or services are supplied or furnished by any governmental corporation or authority, Tenant shall pay all bills for same promptly when they become due and shall at all times during the term hereof keep the Premises free and clear from any lien that may attach thereto by reason of the non-payment of said bills.

10.	INSURANCE:

(A)	Tenant, as Tenant’s expense, shall maintain in effect throughout the Term, through insurance carriers reasonably satisfactory to Landlord; (i) insurance against claims for injury (including death) and property damage, under a policy of commercial general liability insurance, written on an “occurrence” basis, in amounts not less than $2,000,000 in respect of bodily injury (including death) and property damage; and (ii) such other insurance as may reasonably be required by the holder of a mortgage on the Building. The insurance policy referred to in subsection (i) above shall include Landlord, its managing agent and its mortgagees as additional insureds. Tenant shall also carry fire insurance, with standard broad form extended coverage endorsement covering (1) all Tenant’s stock in trade, trade fixtures, furniture, furnishings, and such other equipment as is not affixed to the Premises, and (2) Tenant’s interest in all of the improvements and betterment installed in the Premises by Tenant, in each case to the extent of at least eighty percent (80%) of their collective insurable value, subject to Tenant’s reasonable deductible. All such insurance can be satisfied through a “blanket” insurance policy and/or through umbrellas policies, so long as Tenant maintains a “per location” or similar endorsement.

(B)	Prior to the commencement of the Term, Tenant shall provide Landlord with certificates of insurance herein required of Tenant. Tenant shall furnish to Landlord throughout the Term replacement certificates prior to the expiration date of the then current policies and, within thirty (30) days of a written request by Landlord, shall supply to Landlord copies of all policies herein required of Tenant.

(C)

Each of the parties hereto hereby releases the other from all liability for all injury, loss or damage which may be inflicted upon persons or the property of such party, even if such liability results from the negligence of the other party; PROVIDED, HOWEVER, that this release shall be effective only (i) during such time as the applicable insurance policy carried by such party name the other party as a co-insured or contains a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder, and (ii) to the extent of the coverage of such policy. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation, if available, and if an additional premium is charged for such waiver, the party benefiting therefrom shall pay same promptly upon being billed therefor.

(D)	As an Operating Expense, Landlord shall maintain (i) a policy of comprehensive general liability insurance for the Land and Building with limits of not less than $1,000,000.00, which coverage shall be for property damage and personal injury, and (ii) a policy of all-risk or equivalent property insurance in the amount of the full replacement value of the Building.

11.	CASUALTY:

(A)	If the Premises are damaged by fire or other casualty, to the extent Landlord is unaware of such damage or destruction, Tenant shall promptly notify Landlord and Landlord shall repair the damaged portions of the Premises to substantially the condition thereof prior to the damage (but not any of Tenant’s property therein or improvements or alterations made by Tenant), except that if, in Landlord’s reasonable judgment, the damage would require more than one hundred eighty (180) days of work to repair, or if the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving must be applied to repay any mortgages encumbering the Building or are otherwise inadequate to pay the cost of such repair, the Landlord shall have the right to terminate this Lease within forty-five (45) days after the date of casualty, by so notifying Tenant, which notice shall specify a termination date not less than fifteen days after its transmission (provided that Tenant shall have a minimum period of sixty (60) days to vacate the Premises); provided, however, in connection with any such termination, Landlord shall also be terminating the tenancies of all other similarly affected tenants in the Building. If Landlord is so required to repair, the work shall be commenced promptly and completed with due diligence, taking into account the time required for Landlord to procure said insurance proceeds, and construction delays due to shortages of labor or material or other causes beyond Landlord’s reasonable control.

(B)	During the period when Tenant shall be deprived of possession of the Premises by reason of such damage, Tenant’s obligation to pay Fixed Rent under Section 5 and Operating Expense Charges under Section 6 shall abate in the proportion which the damaged area of the Premises bear to the entire Premises.

(C)	In the event that Landlord should fail to complete such rebuilding or repairs within 270 days from the date of written notification by Tenant to Landlord of the occurrence of the damage or the date Landlord otherwise becomes aware thereof or Landlord at any time informs Tenant that such repairs will take longer than 270 days from the date of such damage. Tenant may terminate this Lease by written notification to Landlord. On such notification, all rights and obligations under this Lease shall cease except for any such rights or obligations which, by the express provisions of this Lease, survive the termination of this Lease At any time, from time to time, after the date occurring thirty (30) days after the date of the damage, Tenant may request that Landlord provide Tenant with an estimate from the Landlord described above setting forth such Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within fifteen (15) days.

(D)

In the event of a casualty occurring during the final twelve (12) months of the Term which will take in excess of sixty (60) days to repair, Landlord or Tenant shall have the right to terminate this Lease upon written notice to the other which shall provide for the date of such termination (not to exceed ninety (90) days after the date of such notice); provided, however, Landlord may only terminate the Lease pursuant to this subsection should it also be terminating the leases of all other similarly situated tenants in the Building; provided, further, if Tenant has an option to extend the Term, it can exercise the same following the casualty in which case the terms of this subsection shall not apply. On such termination date, all rights and obligations under this Lease shall cease except for any such rights or obligations which, by the express provisions of this Lease, survive the termination of this Lease.

12.	CONDEMNATION:

(A)	If all of the Premises are taken through the exercise of the power of eminent domain, this Lease shall terminate on the date when possession of the Premises is required by the condemning authority. If only part of the Premises is taken, then (i) if the condemnation award is insufficient to restore the remaining portion of the Premises or if such award must be applied to repay any mortgages encumbering the Building, or (ii) if, in addition to a portion of the Premises, a portion of the Building or Land is taken and Landlord deems it commercially unreasonable to continue leasing all or a portion of the remaining space in the Building, or (iii) if a substantial portion of the Premises is so taken, and it is commercially impossible for Tenant to continue its business within the Premises, then Landlord in the case of (i) and (ii) above and Tenant in the case of (iii) above, shall have the right to terminate this Lease on the date when the condemned portion of the Premises, Building or Land is required to be delivered to the condemning authority, which right shall be exercisable by the exercising party so notifying the other party no later than thirty (30) days prior to such date; provided, however, in connection with any such termination by landlord, Landlord shall also be terminating the tenancies of all other similarly affected tenants in the Building.

(B)	If this Lease is not so terminated after a partial condemnation, then after the date when the condemned portion of the Premises is delivered to the condemnor, the Fixed Rent and Operating Expense Charges shall be reduced in the proportion which the condemned area bears to the entire area of the Premises.

(C)	Tenant shall have the right to claim against the condemnor only for removal and moving expenses which may be separately payable to tenants in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord. Subject to the foregoing, Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant’s leasehold estate.

13.	TENANT’S FIXTURES:

Tenant shall have the right to install trade fixtures, security systems, office machinery and equipment (excluding alterations, improvements and additions which are governed by Section 14) required by Tenant or used by it in its business, provided that same do not impair the structural strength of the Building and further provided that such trade fixtures, security systems, office machinery and equipment shall be limited to items normally used in an office building. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall not have the right to install or operate any electrical equipment or machinery in the Premises (other than normal office machinery and equipment such as computers, adding machines, and copiers) without Landlord’s prior written consent. Tenant shall remove all such trade fixtures, office machinery and equipment prior to the end of the Term, and Tenant shall repair and restore any damage to the Premises and Building caused by such installation or removal.

14.	ALTERATIONS:

Tenant shall not, without on each occasion first obtaining Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), make any alterations, improvements or additions to the Premises, except that Tenant may, without the consent of Landlord, make minor improvements to the interior of the Premises provided that: (i) they do not impair the structural strength, operation or value of the Building, and (ii) Tenant shall take all steps required or permitted by law to avoid the imposition of any mechanics’ lien upon the Premises, Building and Land. All permanent alterations, improvements and additions, except for minor alterations and improvements, become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord at the end of the Term; PROVIDED, HOWEVER, if so notified by Landlord, Tenant shall, prior to the end of the Term, remove all and any such alterations and improvements made by Tenant after initial occupancy, or the parts thereof specified by Landlord, from the Premises and shall repair all damage caused by installation and removal; provided, further, if Tenant, in its request for approval of an alteration, clearly states in its request notice that it will not remove the alterations upon the expiration or sooner termination of this Lease, then if

Landlord approves the request for consent without conditioning such approval on removing the alterations, then Tenant shall not be required to remove such alterations as so specified in Tenant’s request notice. If requested by Tenant, Landlord shall inform Tenant within ten (10) business days following receipt of notice whether Landlord shall require removal at the end of the Term with respect to any specific improvements, partitions or fixtures. For purposes of this Section 14, “minor improvements” shall be defined as those improvements costing no more than $50,000.

15.	MECHANICS’ LIENS:

Tenant shall not, in the making of any repairs or alterations in or to the Premises, suffer or permit any mechanic’s, laborer’s or materialman’s lien to be filed against the Premises, Building, Land or any part thereof by reason of labor or materials supplied or claimed to have been supplied to Tenant; and if any such lien shall be filed, Tenant, within fifteen (15) days after its receipt of notice of filing, shall cause it to be discharged of record (whether by payment, bond or otherwise).

16.	USE OF PREMISES:

Tenant may use and occupy the Premises only for the express and limited purposes listed in Section 1 of this Lease, and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord. Tenant shall not commit or suffer any waste upon the Premises or Building, or any nuisance or any other act which may disturb the quiet enjoyment of any other tenant in the Building.

17.	RULES & REGULATIONS:

Tenant covenants and agrees that Tenant, its employees, agents, invitees, licensees and other visitors, shall observe faithfully, and comply strictly with, such reasonable rules and regulations as Landlord or Landlord’s agents may, after notice to Tenant, from time to time adopt with respect to the Building provided that such rules and regulations (and any amendments thereto) are reasonable and non-discriminatory. The initial rules and regulations for the Complex are set forth in Exhibit “B” attached hereto. Notwithstanding anything to the contrary in this Lease, in the event of any conflict between (a) the rules and regulations attached hereto as Exhibit “B”, or any rules and regulations hereafter established by Landlord (which Landlord hereby agrees shall be reasonable and non-discriminatory and must be provided in writing to Tenant), and (b) the provisions of this Lease, the provisions of this Lease shall govern and prevail and any such rules and regulations shall not unreasonably interfere with Tenant’s permitted use of or access to the Building, Premises or parking facilities.

18.	GOVERNMENTAL REGULATIONS:

Tenant shall, in the use and occupancy of the Premises, comply with all applicable laws, ordinances, notices and regulations of all governmental and municipal authorities, and with the regulations of the insurers of the Premises. Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Tenant’s business at the Premises.

Landlord shall, at its own expense but as an Operating Expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, county and city governments and of all governmental authorities having jurisdiction directly or indirectly over the Premises, Building or appurtenances or any part thereof (including, but not limited to Title III of the Americans with Disabilities Act and such regulations or standards as are or may be promulgated under the Federal Occupational Safety and Health Act of 1970, or similar federal, state or local requirements pertaining to the Tenant’s use of the Premises and the Building) whether the same are in force at the commencement of the term or may in the future be passed, enacted or directed and whether or not such compliance is triggered by Tenant’s general office use or general office improvements; provided, however, Tenant shall be responsible for the cost of any such compliance to the extent the same is made necessary by any alterations or improvements made to the Premises by Tenant. In addition, Landlord, at its sole cost and expense, shall be responsible throughout the Term to repair any latent or patent defects associated with the condition of the Building on the Commencement Date.

19.	SIGNS:

Landlord, at its sole cost and expense, shall include Tenant on any building directory signage in the main lobby or on the exterior of the Building. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior thereof and suite-entry or door signage at the entrance to the Premises (which shall be subject to Landlord’s prior approval, not to be unreasonably withheld), no signs shall be erected by Tenant anywhere upon the Premises, Building or Land. Design, including size, lettering, colors, and location of signs that Tenant desires to install shall be submitted to the Landlord for approval prior to installation. Signs located wholly within the interior of the Premises and not visible from the exterior thereof are excepted from this provision.

20.	LANDLORD’S ENTRY:

Landlord and its agents, contractors and invitees shall have the right to enter the Premises at all reasonable times during Tenant’s business hours, with reasonable prior written notice of no less than two (2) business days to Tenant (except in the case of an emergency in which case notice shall be given as soon as practicable) to inspect the same, to exhibit same to prospective purchasers, tenants (during the final six (6) months of the Term only) and mortgagees, and to make any necessary repairs thereto; provided, however, except in the case of an emergency, Landlord shall attempt to reasonably schedule any such entry with Tenant so that it has the opportunity to have a representative present during such entry. During the progress of any necessary repairs to the Premises or the Building, Landlord will attempt not to inconvenience Tenant, but Landlord shall not be liable in any manner to Tenant by reason of such entry or the performance of repair work in the Premises and the obligations of Tenant hereunder shall not thereby be affected (except as expressly provided herein). Landlord acknowledges and understands that certain operations of Tenant within the Premises may involve the use of confidential information or have sensitive equipment (such as the server room), and that such areas within the Premises may be designated by Tenant as secure areas. In recognition of such needs by Tenant, Landlord shall provide Tenant an opportunity to have an employee of Tenant accompany Landlord during any entry into the Premises by Landlord unless an employee of Tenant is not available to do so, and that in entering into any areas within the Premises which Tenant has designated to Landlord as secured areas, Landlord shall be accompanied, in any event, by an employee of Tenant, except in the case of an emergency.

21.	INDEMNIFICATION:

Except to the extent caused by the negligence or willful misconduct of Landlord or its agents, contractors, employees, invitees and representatives and subject to the waiver of subrogation in Section 10(c) above, Tenant will defend and will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense (including, but not limited to, reasonable attorney’s fees and disbursements) in connection with the loss of life, personal injury or damage to property or business arising from, related to, or in connection with the performance of Tenant’s work, the occupancy of the Premises by Tenant, Tenant’s negligence or willful misconduct, or Tenant’s default under this Lease. Except to the extent caused by the negligence or willful misconduct of Tenant or its agents, contractors, employees, invitees and representatives and subject to the waiver of subrogation in Section 10(c) above, Landlord will defend and will indemnify Tenant and save it harmless from and against any and all claims, actions, damages, liability and expense (including, but not limited to, reasonable attorney’s fees and disbursements) in connection with the loss of life, personal injury or damage to property or business arising from, related to, or in connection with the performance of the Tenant’s Work, anything that may occur in the common area or Building outside of the Premises, Landlord’s negligence or willful misconduct, or Landlord’s default under this Lease. The foregoing indemnities shall survive the expiration of the Term or earlier termination of this Lease.

22.	CURING TENANT’S DEFAULTS:

If Tenant shall default in performing any of its obligations hereunder (beyond all applicable notice and cure periods), Landlord may (but shall not be so obliged), in addition to Landlord’s other rights and remedies and without waiver of such default, cure such default on behalf of Tenant, thereby entering and possessing the Premises if deemed necessary or appropriate by Landlord, provided that Landlord shall have first given Tenant notice of such default and Tenant shall have failed within thirty (30) days following said notice to cure or diligently to pursue the cure of said default (which notice and opportunity to cure shall not be required in case of emergency). Tenant, within thirty (30) days of its receipt of a written demand from Landlord, shall reimburse Landlord for all costs (including reasonable counsel fees) incurred by Landlord with respect to such default, and, if Landlord so elects, Landlord’s efforts to cure the same, which costs shall be deemed Additional Rent hereunder.

23.	DEFAULT:

(A)	If (i) Tenant fails to pay any installment of Base Rent when due and such failure continues for a period of five (5) business days after written notice from Landlord that such amount is past due, (ii) Tenant fails to pay any Additional Rent when due and such failure continues for a period of ten (10) days after written notice from Landlord that such amount is past due, (iii) intentionally omitted, (iv) Tenant fails to observe or perform any of Tenant’s other obligations herein contained and such failure continues for more than thirty (30) days after written notice from Landlord, provided, that if: (a) such cure cannot be made within 30 days; and (b) Tenant promptly and diligently pursues such cure, Tenant shall have such additional time as is needed to cure, (v) Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law, (vi) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and is not dismissed within sixty (60) days, (vii) Tenant is adjudicated a bankrupt, (viii) a receiver or other official is appointed for Tenant or for a substantial part of Tenant’s assets or for Tenant’s interests in this Lease and is not dismissed within sixty (60) days, or (ix) any attachment or execution is filed or levied against a substantial part of Tenant’s assets or Tenant’s interests in this Lease or any of Tenant’s property in the Premises and is not dismissed within sixty (60) days, then in any such event, an “Event of Default” shall be deemed to exist and, at the option of Landlord, in addition to all other legal and equitable remedies: (a) the balance of the Base Rent and all Additional Rent and all other sums to which Landlord is entitled hereunder shall be deemed to be due payable and in arrears, as if payable in advance hereunder (less amounts Landlord should have mitigated under applicable law); or (b) this Lease and the Term shall, without waiver of Landlord’s other rights and remedies, terminate without any right of Tenant to save the forfeiture. Any acceleration of the rent by Landlord shall not constitute a waiver of any right or remedy of Landlord, and if Tenant shall fail to pay the accelerated rent upon Landlord’s demand, then Landlord may thereafter terminate this Lease, as aforesaid. Immediately upon such termination by Landlord to the extent Tenant has not delivered possession of the Premises to Landlord and as permitted under applicable law, Landlord shall have the right to recover possession of the Premises with or without legal process, breaking locks and replacing locks, and removing Tenant’s and any third party’s property therefrom, and making any disposition thereof as Landlord may deem commercially reasonable.

(B)	Following such termination, Landlord shall have the unrestricted right to lease the Premises or any part thereof to any person and pursuant to any terms as Landlord may elect, but Landlord shall have no obligations to rent the Premises so long as Landlord (or any related entity) has other comparable vacant space available for leasing in the general geographical area of the Premises.

(C)	UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AS SPECIFIED IN SUBPARAGRAPH (A) HEREOF, TENANT HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR SAID ARREARAGES, TO APPEAR FOR AND TO CONFESS JUDGMENT AGAINST TENANT FOR ALL SUCH ARREARAGES, INTEREST AND COST, TOGETHER WITH REASONABLE ATTORNEYS’ FEES OF FIVE PERCENT (5%) OF THE AMOUNT OF THE ARREARAGE. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS SAID RENT AND OTHER CHARGES SHALL BE IN ARREARS. FOR THE PURPOSE OF PROCEEDING UNDER THIS SUBSECTION, THIS LEASE SHALL BE SUFFICIENT WARRANT, AND A TRUE AND CORRECT COPY OF THIS LEASE MAY BE FILED WITH THE COURT IN LIEU OF FILING AN ORIGINAL COPY HEREOF.

(D)	UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AS SPECIFIED IN SUBPARAGRAPH (A) HEREOF, (SUBJECT TO THE NOTICE AND CURE PERIODS SET FORTH HEREIN), OR UPON THE FAILURE OF TENANT TO VACATE THE PREMISES UPON THE EXPIRATION OR SOONER TERMINATION OF THIS LEASE, TENANT HEREBY AUTHORIZES THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD, TO APPEAR FOR TENANT, AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, AND CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE A SUFFICIENT WARRANT, WHEREUPON A WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR PROCEEDINGS WHATSOEVER; IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL HAVE BEEN TERMINATED AND POSSESSION OF THE PREMISES SHALL REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON SUBSEQUENT DEFAULT OR UPON TERMINATION OF THIS LEASE TO BRING ONE OR MORE ACTIONS AS AFORESAID TO RECOVER POSSESSION. TENANT HEREBY WAIVES ALL ERRORS IN CONNECTION WITH THE FOREGOING PROCEEDINGS.

SECTIONS (C) AND (D) ABOVE SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THESE WARRANTS OF AUTHORITY TO CONFESS JUDGMENT AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA BEFORE A JUDGMENT IS ENTERED OR EXECUTED THEREON.

(E)	Tenant expressly waives: (i) all rights under the Landlord and Tenant Act of 1951, and all supplements and amendments thereto; and (ii) the right to three (3) months’ or fifteen (15) or thirty (30) days’ notice required under certain circumstances by the Landlord and Tenant Act of 1951, Tenant hereby agreeing that the respective notice periods provided for in this Lease shall be sufficient in either or any such case.

(F)	No act or forbearance by Landlord shall be deemed a waiver or election of any right or remedy by Landlord with respect to Tenant’s obligations hereunder, unless and to the extent that Landlord shall execute and deliver to Tenant a written instrument to such effect, and any such written waiver by Landlord shall not constitute a waiver or relinquishment for the future of any obligation of Tenant. Landlord’s acceptance of any payment from Tenant (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Landlord to Tenant’s obligations then due hereunder any priority as Landlord may elect, and such acceptance by Landlord shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Landlord with regard to Tenant’s obligations hereunder.

(G)	If Landlord breaches or fails to perform any of Landlord’s obligations under this Lease and the breach or failure continues for a period of thirty (30) days (or less in the event of an emergency) after Tenant notifies Landlord in writing of Landlord’s breach or failure (unless Landlord is not able through the use of commercially reasonable efforts to cure the breach or failure within such 30-day period, Landlord’s breach or failure is not a default as long as Landlord commences to cure its breach or failure within the 30-day period and thereafter diligently pursues the cure to completion and effects the cure within a reasonable period of time), Tenant shall be entitled to all rights and remedies available at law or in equity, subject to the terms and conditions of this Lease.

24.	QUIET ENJOYMENT:

So long as Tenant is not in default under the covenants and agreements of this Lease (beyond all applicable notice and cure periods), Tenant’s quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

25.	ASSIGNMENT OR SUBLETTING:

Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord’s prior written approval, which Landlord agrees not unreasonably to withhold. It will not be unreasonable for Landlord to withhold consent if, as reasonably determined by Landlord, the financial responsibility or business of a proposed assignee or subtenant is unsatisfactory to Landlord, or if Landlord deems such business not to be consonant with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building.

Tenant’s request for approval shall be in writing and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and other reasonable evidence of financial responsibility, its intended use of the Premises, and the terms and conditions of the proposed assignment or subletting. Within ten (10) business days from receipt of such request Landlord shall either: (a) grant or refuse consent. Landlord shall have no recapture right.

Each assignee or sublessee of Tenant’s interest hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant’s part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee, but the failure or refusal of an assignee to execute the same shall not release assignee from its liability as set forth herein.

Notwithstanding anything to the contrary contained in this Section 25, neither (i) an assignment or subletting of all or a portion of the Premises to (A) an entity which is controlled by, controls or is or under common control with Tenant or an Affiliate of Tenant, or (B) a purchaser of all or substantially all of the assets or a majority of stock or membership interests of Tenant, or of an entity which is controlled by, controls or is under common control with Tenant or an Affiliate of Tenant through a purchase, merger, consolidation or reorganization of Tenant by or with another entity (whether such acquisition takes the form of an asset sale, a stock sale or a combination thereof), nor (ii) transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Tenant or of an entity which is controlled by, controls or is under common control with Tenant or an Affiliate of Tenant (hereinafter, such entities, purchasers, and parties shall be referred to collectively or individually as an “Affiliate”), nor (iii) an initial public offering of Tenant’s or an Affiliate of Tenant’s capital stock, shall be subject to Landlord’s consent pursuant to this Section; provided, however, no sublease or assignment to an Affiliate shall release the Tenant named herein from any liability under this Lease. For purposes of this Lease, “control” shall mean the ownership of more than fifty-one percent (51%) of the outstanding equity securities of an entity or management control of such entity. Notwithstanding anything to the contrary contained in this Section 25 Tenant may, with written notice to Landlord but without Landlord’s consent, sublease, license or allow the use of a portion of the Premises to an entity that is (a) funded by Tenant or an Affiliate in connection with Tenant’s or the Affiliate’s business, or (b) engaged in a business transaction with Tenant or an Affiliate that requires Tenant or the Affiliate to provide office space, provided that the following conditions are all met: (i) such party and its agents, employees, licensees and invitees must either carry the insurance Tenant is required to carry under this Lease or Tenant’s insurance must provide the coverage to such party as though such party were the primary insured under Tenant’s insurance policy; and (ii) no demising wall shall be installed with respect thereto. In no event shall Tenant be released from liability under this Lease in the case of any of the foregoing assignments. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 25 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.

26.	SUBORDINATION:

This Lease is and shall be subject and subordinate at all times to any lease under which Landlord is in control of the Premises, to the rights of the owners of the Building and Land, and to all mortgages and other encumbrances now or hereafter placed upon the Premises or the Building and Land, and all advances made thereunder and all amendments, renewals and replacements thereof, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination; provided, however, that notwithstanding anything to the contrary contained herein, in consideration of and as a condition precedent to Tenant’s agreement to be bound by the provisions of this Section 26, Landlord obtains from any lender or ground lessor or other party in question a commercially reasonable written non-disturbance agreement. Tenant shall from time to time execute and deliver within fifteen (15) days following the request of Landlord or Landlord’s mortgagee, grantee or lessor, recordable instruments evidencing such subordination and Tenant’s agreement to attorn to the holder of such prior right. Landlord shall obtain from the current lender holding a lien on the Building as of the date hereof a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”) in favor of Tenant with respect to this Lease on or prior to the Commencement Date or Tenant’s Base Rent shall abate until the SNDA is delivered to Tenant. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, whereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates.

27.	TENANT’S CERTIFICATE:

At any time and from time to time, within fifteen (15) days after Landlord shall request the same, Tenant, without charge or expense to Landlord, will execute, acknowledge and deliver to Landlord and to such mortgagee or other party as may be designated by Landlord, a certificate in such form reasonably requested by Landlord and containing such matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by Landlord. In the event that Tenant fails to provide such certificate within fifteen (15) days after request by Landlord therefor, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify. Attached hereto is Exhibit “D”, a form of an Estoppel Certificate. The Tenant agrees to execute such document, or one with similar terms if such is now or hereafter requested by Landlord or a mortgagee.

28.	ACCEPTANCE; SURRENDER:

By entry and possession of the Premises, Tenant thereby acknowledges that Tenant has examined the Premises and accepts the same as being in the condition called for by this Lease; provided, however, such acceptance shall not waive any of Tenant’s rights hereunder including, without limitation, Landlord’s liability for completion of Punch List Items. Tenant, shall, at the end of the Term, promptly surrender the Premises in good order and condition called for by this Lease. Tenant, shall, at the end of the Term, promptly surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear damage by fire or other insured casualty, and Tenant shall remove all of its furniture, fixtures and other personal property from the Premises.

29.	HOLDING OVER:

This Lease shall expire absolutely and without notice on the last day of the Term, provided that if Tenant retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or otherwise, a month-to-month tenancy shall be deemed to exist, and Tenant shall pay Landlord, as partial compensation for such unlawful retention, an amount calculated on a per diem basis for each day of such continued unlawful retention, equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent for the time Tenant thus remains in possession. Such payments for unlawful retention shall not limit any rights or remedies of Landlord resulting by reason of the wrongful holding over by Tenant or create any right in Tenant to continue in possession of the Premises.

30.	NOTICES:

All notices, requests and consents herein required or permitted from either party or the other shall be in writing and shall be deemed given when hand delivered, three (3) days after deposit with the United States Postal Service, postage prepaid, or the first business day following deposit with a reputable overnight courier, addressed to Landlord at its address aforesaid, with a copy to any mortgagee designated by Landlord, or, as the case may be, addressed to Tenant at the address set forth in Section 1 above.

31.	BROKER:

Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease, except for Newmark Knight Frank, whose fees shall be paid by Landlord pursuant to a separate agreement, and each party agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim including, without limitation, the cost of counsel fees in connection therewith.

32.	DEFINITION OF PARTIES:

The word “Landlord” is used herein to include the Landlord named above and any subsequent person who succeeds to the rights of Landlord herein, each of whom shall have the same rights and remedies as he would have had he originally signed this Lease as Landlord, but neither Landlord nor any such person shall have any liability hereunder after he ceases to hold a free or leasehold interest in the Premises, except for obligations which may have theretofore accrued and provided its successor agrees to be bound by the obligations set forth in this Lease; and in all events, Tenant shall look solely to any insurance coverage for which Tenant is an additional insured or Landlord’s interest in the Complex and rents, sales proceeds, insurance and condemnation awards derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord or such other person. The word “Tenant” is used herein to include the party named above as Tenant as well as its or their respective heirs, successors and assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant.

33.	ENVIRONMENTAL

(A)	Tenant covenants that Tenant or anyone acting by, through, or under Tenant, including but not limited to Tenant’s assignees, subtenants, concessionaires, licensees, agents, employees or invitees (collectively “Tenant Agents”) will not, through its acts or omissions, cause or permit any “Hazardous Materials” to be placed, held, located, “Released” or disposed of on, under or at the Premises or the Building. The term “Hazardous Materials” shall mean any substance or material which is defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, or “known to cause cancer or reproductive toxicity” (or words of similar import), petroleum products (including crude oil or any fraction thereof) or any other chemical, substance or material which is prohibited, limited or regulated under any federal, state or local law, ordinance, regulation, order, permit, license, decree, common law or treaty now or hereafter in force regulating, relating to or imposing liability or standards concerning materials or substances known or suspected to be toxic or hazardous to health and safety, the environment or natural resources (“Environmental Laws”). “Release” means any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, presence, dumping, migrating on or from the Building or adjacent property, or disposing of Hazardous Materials into the environment.

(B)

Notwithstanding anything else to the contrary herein, in the event any Hazardous Materials are discovered on, under or at the Premises or the Building (whether or not such is caused by an act or omission of Tenant or Tenant’s Agents), Tenant shall immediately notify Landlord of any such discovery. If the Hazardous Materials have been placed, held, located, Released or disposed of by Tenant during the Term of this Lease or following the termination of the Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws to remedy the situation in a manner acceptable to Landlord, including, without limitation, promptly conducting a site assessment, taking immediate action required for containment of the Hazardous Materials. Landlord may at any time during the Term and within sixty (60) days thereafter, inspect the Premises for the existence of Hazardous Materials on the Premises placed, held, located, Released and disposed of by the sole acts or omissions of Tenant or Tenant’s Agents. In the event Landlord discovers Hazardous Materials on the Premises placed, held, located, Released or disposed of during the Term by the sole acts or omissions of Tenant or Tenant’s Agents, Tenant shall, at its sole cost and expense and within thirty (30) days of a written demand to Tenant by Landlord, reimburse Landlord for its actual, reasonable, out-of-pocket costs to inspect the Premises and comply with Environmental Laws for the removal or remediation of the Hazardous Materials.

(C)	Tenant hereby releases, indemnifies, holds harmless and agrees to defend Landlord, its affiliates, and their respective directors, officers, shareholders, employees, representatives and agents, from and against any and all claims, causes of action, damages (including, without limitation, all foreseeable and unforeseeable consequential damages, injunction and other relief), fines, judgments, penalties, costs, liabilities, losses or expenses (including, without limitation, attorneys’ fees and reasonable investigative and discovery costs) arising during or after the Term of this Lease on account of or in connection with, or directly or indirectly arising from: (i) the violation of any Environmental Laws by Tenant or Tenant’s Agents; (ii) the presence, use, generation, storage, remediation, disposal or Release of Hazardous Materials in, on, under, or above the Premises or the Building attributable to the acts or omissions of the Tenant or Tenant’s Agents; (iii) any breach of the representations and warranties of Tenant contained in this Section. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigations of the Building or any cleanup, removal, repair, remediation, detoxification or restoration and the preparation of any closure or other plans required or permitted by any governmental authority, unless the Hazardous Materials are present as a result of the acts or omissions of Landlord, its agents, contractors, employees, invitees or representatives and any third party.

(D)	Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge and unless otherwise disclosed to Tenant in writing, the Complex and every part thereof (i) are not and have not been a site for the use, generation, manufacture, storage, existence, disposal or transportation of any hazardous substances, other than the use and storage of products which are incidental to the operation of the Building, such as janitorial, office and mechanical supplies which contain chemicals which are categorized as hazardous substances, and (ii) are presently in compliance with all applicable laws pertaining to hazardous substances. Landlord shall indemnify, defend, protect and hold Tenant, Tenant Affiliates and their respective employees, officers, directors and agents harmless from and against any and all damages, liabilities, judgments, claims, expenses, penalties, and attorneys and consultants’ fees arising out of or involving (i) any hazardous substances existing in, on or about the Complex prior to the Commencement Date, (ii) underground migration of hazardous substances at the Complex during the Term, and/or (iii) the presence of hazardous substances at the Complex which are caused by the negligence, or intentional acts of Landlord, its agents, contractors, employees or representatives. Landlord’s obligations under this section, as and when required by the applicable laws, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement.

(E)	Landlord’s and Tenant’s representations, warranties, indemnifications and obligations under this Section shall survive the expiration or termination of this Lease.

34.	ENTIRE AGREEMENT; INTERPRETATION:

This Lease constitutes the entire agreement between the parties hereto with respect to the Premises and there are no other agreements or understandings. This Lease shall not be modified except by written instrument executed by both parties. The captions used herein are for convenience only, and are not part of the Lease. This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to choice of law principles. Exhibits “A”, “B”, “C”, “D” and “E” are attached hereto and made a part hereof.

35.	STANDARD FOR CONDUCT AND CONSENT:

Except as expressly set forth in this Lease, and except for matters which will have an adverse effect on the (i) structural integrity of the Building, (ii) the Building’s plumbing, heating, life safety, ventilating, air conditioning, mechanical or electrical systems (“Building Systems”), or (iii) the exterior appearance of the Building, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease, under seal, as of the day and year first above written.

WITNESS:	LANDLORD: D-TOWN ASSOCIATES, a Pennsylvania limited partnership By: JRL Properties, Inc., its sole general partner BY:
Jack R. Loew, President

TENANT:

THERAKOS, INC.,
a Florida corporation

By:
Name/Title:

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”) is made this 21st day of May, 2013 by and between D-TOWN ASSOCIATES; a Pennsylvania limited partnership (“Landlord”) and THERAKOS, INC., a Florida corporation (“Tenant”).

BACKGROUND

A. Landlord and Tenant are parties to a certain “Lease Agreement” dated February 5, 2013, (the “Original Lease”) pursuant to which Landlord leased to Tenant certain premises consisting of 13,826 square feet of space on the third floor of the Building located at 10 North High Street, West Chester, Pennsylvania (the “Original Premises”). All capitalized terms not otherwise defined herein shall have the meanings given to those terms in the Lease.

B. Tenant now desires to expand the Premises by leasing from Landlord one storage area in the basement of the Building, known as Tenant Area #2, as detailed on Exhibit A attached hereto (the “Storage Area”). Tenant Area #2 consists of approximately 1,369 square feet and Landlord has agreed to such expansion upon the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of foregoing recitals which are true and correct and are incorporated into this First Amendment as if set forth herein at length, and the covenants and conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree that the Lease is hereby amended and supplemented as follows:

1. Storage Space. Subject to the terms of this First Amendment and the Lease, Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the Storage Space to be used by Tenant solely for storage space and for no other purpose, however, Tenant, at its sole cost, shall have the right to improve the storage space for use as a training room. If Tenant converts some or all of the storage area to a training room, Tenant will first submit plans to Landlord for Landlord’s approval. Landlord shall deliver possession of the Storage Space to Tenant in “as-is condition” except for replacing the existing entry door with a double door. Tenant agrees to reimburse Landlord $5,000.00 for cost of installing double door. Landlord shall deliver this Storage Space to Tenant effective May 20, 2013. New double door will be installed as of May 28, 2013. Existing entry door can be removed by May 20, 2013 and a temporary tarp will be provided until new door in installed. Effective with the delivery of the Storage Space, all references in the Lease to the “Premises” shall be deemed to include the Storage Space. The Premises shall consist of approximately 13,826 square feet of office and 1,369 square feet of storage space, for a total of 15,195 square feet.

2. Storage Rent. Commencing on the earlier of (i) the date Tenant accepts possession of the Storage Space, or (ii) the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, during the entire Term of the Lease Nine Hundred Twelve and 67/10 Dollars ($912.67) per month (the “Storage Rent”), plus a reimbursement for HVAC and electric of $116.00/month (“utility charge”) in advance on the first day of each calendar month of the Term. If the Term commences other than on the first day of a calendar month, then the Storage Rent for the first calendar month of the Term shall be adjusted proportionately. If the Lease is terminated for any reason, Tenant’s rights to the Storage Space shall simultaneously terminate. All other terms and conditions of the Lease shall apply to the Storage Space.

3. Termination of Storage Area: Tenant shall have an annual termination option to terminate the storage area lease. Tenant may exercise this termination option on June 1st of every lease year by providing Landlord with a written notice no later than April 1st of every lease year.

4. Miscellaneous. Except as expressly set forth herein, the Lease is unmodified and in full force and effect. This First Amendment shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

5. Entire Agreement/Ratification. This First Amendment represents the entire understanding of the parties with respect to the subject matter hereof, and the Lease as hereby amended remains in full force and effect and may not be modified further except in writing executed by the parties to be bound thereby. Unless expressly modified herein, the terms and conditions of the Lease shall continue in full force and effect and the parties hereby confirm and ratify same.

6. Counterparts. This First Amendment may be executed in one or more counterparts. The transmission of a signed counterpart of this First Amendment shall have the same force and effect as delivery of an original signed counterpart of this First Amendment, and shall constitute valid and effective delivery for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.

LANDLORD:

D-TOWN ASSOCIATES By JRL Properties, Inc., its General Partner

By: /s/ Jack R. Loew
Jack R. Loew, President

TENANT:

THERAKOS, INC.

By: /s/ Michael Rechtiene
Name: Michael Rechtiene
Title: CEO, Therakos, Inc.

EXHIBIT A

BASEMENT FLOOR PLAN SHOWING STORAGE SPACE

STORAGE SPACE
THERAKOS
NEW Double Door
TENANT AREA #1
TENANT AREA #2
TENANT AREA #3
TENANT AREA #4
TENANT AREA #5
BASEMENT FLOOR LEASING PLAN
SD-001
Exhibit "A"

Monthly rent payment to Deferred rent 295020

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”) is made this 19 day of September, 2013, by and between D-TOWN ASSOCIATES, a Pennsylvania limited partnership (the “Landlord”) and THERAKOS, INC., a Florida corporation (the “Tenant”).

BACKGROUND

A. Landlord and Tenant are parties to that certain Lease Agreement dated February 5, 2013, as amended by that First Amendment to Lease Agreement dated May 21, 2013 (collectively, as amended, the “Lease”), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, approximately Fifteen thousand one hundred ninety-five (15,195) square feet of space (the “Existing Premises”) in the building located at 10 North High Street, West Chester, Pennsylvania (the “Building”), as more particularly described in the Lease. All capitalized terms not specifically defined herein shall have the definitions set forth in the Lease.

B. The Existing Premises includes approximately thirteen thousand eight hundred twenty-six (13,826) square feet of space on the third (3rd) floor of the Building (the “Third Floor Space”) and a Storage Area consisting of approximately one thousand three hundred sixty-nine (1,369) square feet of space.

C. Landlord and Tenant now desire to expand the Existing Premises to include the second (2nd) floor of the Building which contains approximately 13,997 square feet of space (the “Additional Premises”), as depicted on Exhibit “A” attached hereto, upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the covenants and conditions set forth herein, intending to be legally bound, the parties hereto hereby agree as follows:

1. Additional Premises. Effective as of December 1, 2013 (the “Additional Premises Commencement Date”), Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the Additional Premises to be used by Tenant solely for the uses permitted in the Lease. All terms and conditions of the Lease (as amended hereby) shall apply to the Additional Premises except; (x) as specifically set forth herein; (y) Tenant’s Proportionate Share shall be increased to 45.32% (Tenant’s Proportionate Share does not include the square footage of the Storage Area), and all other figures in the Lease affected by the addition of such square footage shall be adjusted accordingly; and (z) Tenant shall not be entitled to any allowances, credits, options or other concessions with respect to the Additional Premises except as specifically set forth herein. From and after the Additional Premises Commencement Date, all references in the Lease to the “Premises” shall be deemed to include the Additional Premises. The Additional Premises and the Existing Premises shall be collectively referred to herein as the “New Premises” which consists of approximately twenty-nine thousand one hundred ninety-two (29,192) square feet.

2. Term. The term of the Lease for the Additional Premises shall commence on the Additional Premises Commencement Date and shall expire on May 31, 2021 (the “Additional Premises Expiration Date”), and the period between the Additional Premises Commencement Date and the Additional Premises Expiration Date is hereinafter referred to as the “Expansion Term”). In addition, the term of the Lease with respect to the Existing Premises shall be extended to expire on the Additional Premises Expiration Date.

3. Base Rent.

(a) Effective as of the Additional Premises Commencement Date, the Base Rent for the Third Floor Space shall be payable in equal monthly installments at the times and in the manner set forth in the Lease, in the amounts set forth below:

Period	Monthly Base Rent	Annual Base Rent	Rent Per SF Per Year
December 1, 2013 – May 31, 2014	$28,228.08	$338,737.00	$24.50
June 1, 2014 – May 31, 2015	$28,688.95	$344,267.40	$24.90
June 1, 2015 – May 31, 2016	$29,149.82	$349,797.80	$25.30
June 1, 2016 – May 31, 2017	$29,610.68	$355,328.20	$25.70
June 1, 2017 – May 31, 2018	$30,071.55	$360,858.60	$26.10
June 1, 2018 – May 31, 2019	$30,532.42	$366,389.00	$26.50
June 1, 2019 – May 31, 2020	$30,993.28	$371,919.40	$26.90
June 1, 2020 – May 31, 2021	$31,454.15	$377,449.80	$27.30
New Premises Extension Period
June 1, 2021 – November 30, 2021	$31,454.15	$377,449.80	$27.30
December 1, 2021 – November 30, 2022	$31,915.02	$382,980.20	$27.70
December 1, 2022 – November 30, 2023	$32,375.88	$388,510.60	$28.10
December 1, 2023 – November 30, 2024	$32,836.75	$394,041.00	$28.50
December 1, 2024 – November 30, 2025	$33,297.62	$399,571.40	$28.90
December 1, 2025 – November 30, 2026	$33,758.48	$405,101.80	$29.30

(b) Effective as of the Additional Premises Commencement Date, the Base Rent for the Additional Premises shall be payable in equal monthly installments at the times and in the manner for the payment of Base Rent set forth in the Lease, in the amounts set forth below:

Period	Monthly Base Rent	Annual Base Rent	Rent Per SF Per Year
December 1, 2013 – May 31, 2014	$0.00	$0.00	$0.00
June 1, 2014 – November 30, 2014	$28,577.20	$342,926.50	$24.50
December 1, 2014 – November 30, 2015	$29,043.78	$348,525.30	$24.90
December 1, 2015 – November 30, 2016	$29,510.34	$354,124.10	$25.30
December 1, 2016 – November 30, 2017	$29,976.91	$359,722.90	$25.70
December 1, 2017 – November 30, 2018	$30,443.48	$365,321.70	$26.10

December 1, 2018 – November 30, 2019	$30,910.04	$370,920.50	$26.50
December 1, 2019 – November 30, 2020	$31,376.61	$376,519.30	$26.90
December 1, 2020 – May 31, 2021	$31,843.18	$382,118.10	$27.30
New Premises Extension Period
June 1, 2021 – November 30, 2021	$31,843.18	$382,118.10	$27.30
December 1, 2021 – November 30, 2022	$32,309.74	$387,716.90	$27.70
December 1, 2022 – November 30, 2023	$32,776.31	$393,315.70	$28.10
December 1, 2023 – November 30, 2024	$33,242.88	$398,914.50	$28.50
December 1, 2024 – November 30, 2025	$33,709.44	$404,513.30	$28.90
December 1, 2025 – November 30, 2026	$34,176.01	$410,112.10	$29.30

4. Condition of Additional Premises. Landlord shall construct within the Additional Premises the work described on Exhibit “B” attached hereto (“Landlord’s Additional Premises Work”). Other than Landlord’s Additional Premises Work, Tenant has inspected the Additional Premises, is familiar with the condition thereof, and with the exception of Landlord’s Additional Premises Work, accepts the Additional Premises in its “AS-IS” condition, without any representation or warranty by Landlord, express or implied. Other than Landlord’s Additional Premises Work, Tenant acknowledges that Landlord shall have no obligation to construct any improvements or alterations, or to extend or provide any services (including, without limitation, utility services) on or to the Additional Premises or to or for the benefit of Tenant, or to make any repairs or replacements to the Additional Premises, and Landlord makes no warranty concerning the Additional Premises, including without limitation any warranties of merchantability, habitability, fitness or any other condition thereof for any particular purpose. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be liable in any manner to Tenant for damages or any other claim resulting from failure to deliver the Additional Premises and Tenant hereby waives all such liability.

5. Option To Extend. The “Option” as set forth in Section 1 of the Lease is hereby deleted and replaced with the following: “Provided that there exists no default on the part of Tenant under the Lease at the time of the exercise of the Option, Tenant shall have the option to extend (the “Option to Extend”) the term of the Lease for the New Premises for one (1) period of five (5) years (hereinafter referred to as the “New Premises Extension Period”) on the same terms and conditions as specified in the Lease, except that the Base Rent for the New Premises Extension Period shall be as set forth in the table in Section 3 of this Second Amendment. If Tenant fails to give Landlord written notice of Tenant’s election to exercise the Option to Extend at least nine (9) months prior to the expiration of the Expansion Term, the Option to Extend shall automatically terminate and be of no further force or effect, it being understood that time is of the essence with respect to the exercise of the Option to Extend.”

6. Security Deposit. Tenant shall deposit with Landlord the sum of Twenty-Eight Thousand Five Hundred Seventy-Seven and 20/100 Dollars ($28,577.20), which sum shall be added to and become part of the Security Deposit currently being held by Landlord under the Lease. Upon Tenant’s payment of the additional Security Deposit, the total Security Deposit will equal Fifty-Six Thousand Eight Hundred Five and 28/100 Dollars ($56,805.28).

7. Confession of Judgment.

(a) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY SUCH COURT AT ANY TIME THEREAFTER TO WAIVE THE ISSUANCE AND SERVICE OF PROCESS AND TO CONFESS AND ENTER JUDGMENT AGAINST TENANT AND IN FAVOR OF LANDLORD FOR SUCH AGGREGATE AMOUNT OF RENT AND OTHER SUMS DUE TO LANDLORD AS IS UNPAID UNDER THE LEASE (AS HEREBY AMENDED) TOGETHER WITH COSTS AND ATTORNEYS’ FEES EQUAL TO THE LESSER OF FIVE THOUSAND DOLLARS ($5,000.00) OR FIVE PERCENT (5%) OF SUCH UNPAID AMOUNTS. TENANT HEREBY RATIFIES AND CONFIRMS ALL THAT THE ATTORNEY MAY DO BY VIRTUE HEREOF AND WAIVES AND RELEASES ALL ERRORS WHICH MAY INTERVENE IN SUCH PROCEEDINGS. IF A COPY OF THE LEASE OR THIS SECOND AMENDMENT SHALL BE PRODUCED IN ANY PROCEEDINGS BROUGHT UPON THE WARRANT OF ATTORNEY CONTAINED IN THIS PARAGRAPH, SUCH COPY SHALL BE CONCLUSIVE EVIDENCE OF PROTHONOTARY’S AND/OR ATTORNEY’S AUTHORITY TO TAKE THE ACTION SPECIFIED HEREIN AND IT SHALL NOT BE NECESSARY TO PRODUCE THE ORIGINAL INSTRUMENT. THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, BUT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THERE IS OCCASION THEREFOR UNTIL PAYMENT IN FULL OF ALL AMOUNTS DUE UNDER THE LEASE (AS AMENDED HEREBY).

(b) FOR THE PURPOSE OF OBTAINING POSSESSION OF THE NEW PREMISES, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE NEW PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS SECOND AMENDMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE NEW PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE NEW PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT EVENT OF DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID NEW PREMISES FOR SUCH SUBSEQUENT EVENT OF DEFAULT. TENANT WAIVES ALL ERRORS IN

CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THE LEASE (AS AMENDED HEREBY), NOR TAKING, NOR RECOVERING POSSESSION OF THE NEW PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR RENT OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

8. Certification. Tenant, by executing this Second Amendment, hereby certifies that: (a) the Lease is in full force and effect and has not been modified except as provided above; (b) there are no prepayments by or credits due Tenant under the Lease; and (c) Tenant is not aware of the existence of any default by Landlord, nor of any event which with the giving of notice or passage of time, or both, would constitute a breach or default by Landlord under the Lease.

9. Broker. Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with the negotiations or execution of this Second Amendment, and Landlord and Tenant agree to indemnify the other against all costs, expenses, attorney’s fees, or other liability for commissions or other compensation or charges resulting from a breach of such representations.

10. Entire Agreement/Ratification. This Second Amendment represents the entire understanding of the parties with respect to the subject matter hereof, and the Lease as hereby amended remains in full force and effect and may not be modified further except in writing executed by the parties to be bound thereby. Unless expressly modified herein, the terms and conditions of the Lease shall continue in full force and effect, and the parties hereby confirm and ratify the same.

11. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement.

12. Miscellaneous. This Second Amendment shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

-SIGNATURE PAGE TO FOLLOW-

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the date first set forth above.

LANDLORD:

D-TOWN ASSOCIATES, a Pennsylvania limited partnership

By:	JRL Properties, Inc., its general partner

By:	/s/ Adam R. Loew
Adam R. Loew, VP

TENANT:

THERAKOS, INC., a Florida corporation

By:	/s/ Michael Rechtiene
Name:	Michael Rechtiene
Title:	CEO

EXHIBIT “A”

Additional Premises

Exhibit “B”

Additional Premises Work

EXHIBIT “B”

THERAKOS

INTERIOR OFFICE RENOVATION

Second Floor - 10 North High Street, West Chester, PA

Project Specification

September 12, 2013

SUMMARY

The following Project Outline Specification details the construction materials and methods for the proposed Therakos second floor interior office renovation located at 10 North High Street, West Chester, PA. The pricing and this scope of work are based on the sketch plan SK-4 prepared by Polek Schwartz Architects dated September 11, 2013 last revised 9-12-13 and as noted herein, in many respects similar to the third floor fit-up for Therakos. All work considered to be “upgrades” or “extras” are noted in italics. The cost of this work will be paid directly by Tenant upon the commencement date.

GENERAL REQUIREMENTS

Engineering and Architecture: It is assumed that complete construction documents will be provided to D. Fickler Construction, LLC (DFC) for the construction of the fit-out space. Engineering for HVAC and electric will be done on a design-build basis.

Permits and Inspections: DFC will obtain and pay for all building permits required from the local authorities.

Construction and Services: The construction shall be monitored and supervised by a full-time superintendent. At the completion of the project, DFC will perform a construction clean-up in preparation for turnover to the owner.

Quality Assurance: All work shall be performed in accordance with applicable federal, state, and local building/construction associations. DFC shall warrant all work for a period of one (1) year from the time of substantial completion.

Demolition

General: DFC will provide all demolition and debris removal including floor repair and prep as necessary to complete the interior fit-out. Additional Demo for soffit and perimeter column covers to be paid by Tenant is $4,300.

THERAKOS – Interior Office Renovation

Project Outline Specifications

FINISHES

General: DFC has provided office finishes for the interior fit-out as follows:

Partitions: Office partitions will be constructed of 3-5/8” metal studs with 5/8” drywall on each side. Partitions shall be constructed through the ceiling to allow for ceiling heights of approximately 8’10” AFF for the main area and a nominal 10’ AFF ceiling height for the lab and storage areas. Insulation in partition walls will be provided where noted on the plan. Additional partition walls per the plan to be paid by Tenant is $6,650.

Flooring: New carpet will be installed to match the third floor carpeting. Carpet base to be supplied in areas scheduled to receive carpet. VCT flooring will be provided in two labs, staging area, coffee/copy area and document control room. Vinyl base to be supplied in VCT areas. Blood lab to receive epoxy seamless flooring to match third floor lab at a cost to be paid by Tenant of $4750. Upgraded carpet cost to be paid by tenant $18,500.

Wall Finishes: All drywall surfaces shall be painted to match the third floor space with two (2) coats of flat latex paint with no more than one (1) color in any office or open area. No white board paint is included.

Ceilings: New upgraded 2x2 tegular Dune ceiling tile to be provide throughout in a 9/16” grid system to match the third floor.

SPECIALTIES

General: Fire extinguishers shall be provided in accordance with building codes.

Miscellaneous: DFC will provide one-inch (1”) mini blinds as necessary at all exterior windows.

MECHANICAL

Fire Protection: DFC will perform all sprinkler work necessary for interior fit-up. Semi-recessed, chrome-plated sprinkler heads shall be installed throughout the office area.

Plumbing: DFC will provide all required plumbing for new stainless steel sink at the coffee/copy room with hot and cold water supply lines. A 1⁄4” water line with shut-off will be provided for coffee maker. Three (3) stainless steel sinks to be supplied and installed in owner supplied cabinets. Cost for plumbing associated with 3 sinks to be paid by tenant $12,950.

THERAKOS – Interior Office Renovation

Project Outline Specifications

END OF SPECIFICATION

PROPOSED FLOOR PLAN

PARTITION LEGEND

LEGEND

LEGEND

NOTES TO BIDDERS

KEYING / HARDWARE NOTES

POLEK SCHWARTZ

THERAKOS EXPANSION
SECOND FLOOR
10 N. HIGH STREET
WEST CHESTER, PA 19380

SK-4